UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2022

Descrypto Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24520	04-3021770
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

625 N. Flagler Drive, Suite 600
West Palm Beach, FL
(Address of principal executive offices)

33401

(Zip code)

(305) 351-9195

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the sections entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contains express or implied forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements about:

●	the implementation of our strategic plans for our business;
●	our financial performance;
●	developments relating to our competitors and our industry, including the impact of government regulation;
●	estimates of our expenses, future revenues, capital requirements and our needs for additional financing; and
●	other risks and uncertainties, including those listed under the captions “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “could,” “project,” “intend,” “will,” “will be,” “would,” or the negative of these terms or other comparable terminology and expressions. However, this is not an exclusive way of identifying such statements. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this Current Report on Form 8-K and the documents that we reference in this Current Report on Form 8-K and have filed with the Securities and Exchange Commission (“SEC”) as exhibits hereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

The forward-looking statements in this Current Report on Form 8-K represent our views as of the date of this Current Report on Form 8-K. We anticipate that subsequent events and developments will cause our views to change. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after the date of this Current Report on Form 8-K, whether as a result of new information or future events or otherwise. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this Current Report on Form 8-K. You should not place undue reliance on the forward-looking statements included in this Current Report on Form 8-K. All forward-looking statements attributable to use are expressly qualified by these cautionary statements.

INDUSTRY DATA

This Current Report on Form 8-K includes industry and market data and other information, which we have obtained from, or is based upon, market research, independent industry publications, surveys and studies conducted by third parties or other publicly available information. Although we believe each such source to have been reliable as of its respective date, none guarantees the accuracy or completeness of such information. We have not independently verified the information contained in such sources. Any such data and other information are subject to change based on various factors, including those described below under the heading “Risk Factors” and elsewhere in this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 23, 2022, (the “Effective Date”), Descrypto Holdings, Inc., a Delaware corporation (“we,” “us,” “our,” the “Company” or “Descrypto”) entered into a share exchange agreement (the “Share Exchange Agreement”) with (i) OpenLocker Inc., a Delaware corporation (“OpenLocker”); (ii) all of the stockholders of OpenLocker (together with the Additional Stockholders, as defined in the Share Exchange Agreement, referred to herein as the “OpenLocker Stockholders”); and (iii) Brian Klatsky, as the representative of the OpenLocker Stockholders (the “Stockholders’ Representative”). The Additional Stockholders were holders of certain simple agreements for future equity (SAFEs) which had been issued by OpenLocker, which SAFEs were converted into shares of OpenLocker stock prior to the closing of the transactions in the Share Exchange Agreement, and who signed a joinder to the Share Exchange Agreement at the time of such conversion.

The closing of the Share Exchange Agreement occurred on May 31, 2022 (the “Closing”). At the Closing, the Company acquired all of the issued and outstanding shares of common stock, par value $0.0001 per share of OpenLocker, consisting of 7,957,500 shares of common stock of OpenLocker, from the OpenLocker Stockholders in exchange for the issuance to the OpenLocker Stockholders of 12,500,002 shares of the Company’s common stock, par value $0.0001 per share (“Exchanged Shares”). At Closing, the Exchanged Shares were issued to the OpenLocker Stockholders pro rata based on the number of shares of OpenLocker stock held by each OpenLocker Stockholder.

As a result of the Closing of the Share Exchange Agreement, OpenLocker became a wholly owned subsidiary of the Company.

In addition, at the Closing, and effective as of the same day:

(i)	The Company agreed to reserve 750,000 shares of Company common stock for issuance to OpenLocker employees as options, restricted stock or similar incentive compensation, as to be determined by the Board of Directors of the Company (the “Board”;
(ii)	The Company agreed to contribute the sum of $300,000 to the operations of OpenLocker, which funds will generally be used for working capital uses and for the payment of OpenLocker payables and costs and expenses incurred by OpenLocker in connection with the Share Exchange Agreement and related transactions, and not for executive salaries, cash bonuses, etc.;
(iii)	The Board was expanded to be comprised of three (3) persons and Brian Klatsky was appointed as a director on the Board; and
(iv)	American Capital Ventures, Inc. (“ACV”), Leone Group LLC (“Leone”) and Mr. Klatsky entered into a voting agreement pursuant to which Leone and ACV agreed to vote their shares to provide that the Board will be comprised of at least three persons, and to vote for Mr. Klatsky as a director of the Company, in each case for a period of three years.

Following the Closing, on June 2, 2022, Howard Gostfrand, Laura Anthony (who are each Directors of the Company), and Mr. Klatsky entered into a similar voting agreement to the voting agreement referenced above, wherein Mr. Klatsky also agreed to vote his shares to provide that the Board will be comprised of at least three persons, and to vote for each of Mr. Gostfrand and Ms. Anthony as directors of the Company for a period of three years from the date of the agreement .

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In addition, pursuant to the terms of the Share Exchange Agreement, the Company agreed to fund OpenLocker’s operations with an additional sum of $250,000 (bringing the total amount to fund operations to $550,000) as and when agreed to by the Company and the Stockholder’s Representative but prior to September 1, 2022. The additional funds will also be used towards working capital of OpenLocker and not for executive salaries or cash bonuses.

The Share Exchange Agreement included customary representations, warranties, and covenants by the respective parties and closing conditions, including that all SAFEs were to be converted or exercised. Consummation of the transactions contemplated under the Share Exchange Agreement were not subject to a financing condition.

FORM 10 DISCLOSURES

Although the acquisition of OpenLocker was not a reverse acquisition and did not result in a change of control or change of shell status for Descrypto, the acquisition is significant and has resulted in a material change in the business and operations of the Company. As such, the Company is voluntarily providing Form 10 disclosures.

BUSINESS

Unless context otherwise indicates, the disclosure in this “Business” section relates to OpenLocker, an operating company that became a wholly owned subsidiary of the Company at the Closing of the Share Exchange Agreement.

Organizational History of Descrypto

Descrypto was originally incorporated in Delaware in 1986. Descrypto changed domicile to Massachusetts in 1987. Until July 7, 1992, Descrypto was engaged in the sale of an automated luminometer and an accompanying reagent system that measures raw material for microbiological contamination. Descrypto discontinued operations and liquidated the remaining inventory of reagents on April 16, 1993. Descrypto changed its state of domicile again in Delaware in May 1996 and concurrently changed its name to IMSCO Technologies, Inc. At the time, Descrypto switched its focus to developing technology that achieves molecular separation with innovative applications of electrostatics. Descrypto ultimately abandoned these endeavors and continued to go through shifts in its business operations. In 2001, Descrypto changed its name to Global Sports and Entertainment, Inc. In 2002, Descrypto changed its name to GWIN, Inc. Descrypto changed its name to Winning Edge International, Inc. in 2006 and in 2007, to W Technologies, Inc.

In June 2021, the Company closed upon a share exchange agreement with Krypto Ventures pivoting the Company into the blockchain technology and digital asset business. While remaining focused on blockchain technology and digital assets, in November 2021, the Company redeemed a large portion of the common stock issued in the Krypto Ventures transaction and current management took over the Company operations.

Effective December 31, 2021, the Company changed its name to “Descrypto Holdings, Inc.”, and on April 12, 2022, the Company began trading under its current symbol - “DSRO”.

Descrypto is now a holding company focused on blockchain technology and digital assets, including the burgeoning world of non-fungible tokens (NFTs) and the metaverse. Descrypto is currently focused on the sports and entertainment aspects of NFTs including building out a creative studio and NFT platform for the development of crypto art, NFT development and digital entertainment. Descrypto also intends to provide consulting and support services related to the development of decentralized autonomous organizations.

Through the acquisition of OpenLocker, Descrypto is connecting fans and athletes with innovative digital collectibles and through OpenStable, which is part of the OpenLocker ecosystem, Descrypto is providing the first thoroughbred racing digital collectibles to a growing next generation of fans.

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Series A Preferred Stock

On January 10, 2022, the Company filed a Certificate of Designations of Preferences and Rights of Series A Preferred Stock with the Delaware Secretary of State, authorizing 200,000 shares of Series A preferred stock (the “Series A Preferred”). Each share of Series A Preferred is convertible into 1,000 shares of common stock, at the election of the holder, at any time. On any matter submitted to the holders of common stock for a vote or on which the holders of common stock have a right to vote, each share of Series A Preferred will have a number of votes equal to the number of shares of common stock into which the Series A Preferred is convertible. The Series A Preferred will vote together with the common stock as one class. The Series A Preferred will participate in any dividends, distributions or payments to the holders of the common stock on an as-converted basis. Series A Preferred is not entitled to receive any distribution of the Company’s assets or surplus funds upon a liquidation, merger or similar event.

On January 13, 2022, the Company entered into and closed upon a Share Exchange Agreement (the “ACV Agreement”) by and between the Company and ACV. Pursuant to the terms of the ACV Agreement, the Company acquired 88,800,191 shares of common stock from ACV in exchange for the issuance of 88,800 shares of Series A Preferred stock.

Also on January 13, 2022, the Company entered into and closed upon a Share Exchange Agreement (the “Leone Agreement”) by and between the Company and Leone. Pursuant to the terms of the Leone Agreement, the Company acquired 88,800,191 shares of common stock from Leone in exchange for the issuance of 88,800 shares of Series A Preferred.

Series A Preferred Redemptions

On February 18, 2022, the Company entered into and closed certain Redemption Agreements (each, a “Series A Redemption Agreement”), by and between the Company and ACV and Leone (together, the “Redeeming Series A Stockholders”). Pursuant to the terms of the Series A Redemption Agreements, each of the Redeeming Series A Stockholders sold, and the Company purchased, 80% of the Redeeming Series A Stockholders’ holdings of Series A Preferred, for an aggregate purchase price of $2.00.

On February 18, 2022, pursuant to the terms of the Series A Redemption Agreements, the Company paid an aggregate of $2.00 to the Redeeming Series A Stockholders in exchange for the transfer of a total of 142,080 shares of Series A Preferred (the “Redeemed Series A Shares”) to the Company. As a result of the Series A Redemption, the Redeemed Series A Shares were returned to the status of authorized and unissued shares of Series A Preferred Stock.

Following the Series A Redemption, ownership of the Series A Preferred was as follows:

Name of Stockholder	No. of Shares of Series A Preferred Stock Owned Following Redemption	Percentage of Outstanding Series A Preferred Stock Held Following Redemption
ACV	17,760	50.00%
Leone	17,760	50.00%

The Series A Redemption Agreements will be null and void and the Redeemed Series A Shares will be reissued to the respective Redeeming Series A Stockholders if the Company does not raise at least $1.5 million in financing and enter into a definitive agreement for the acquisition of a blockchain based company within 12 months of February 18, 2022. As of the date of this Form 8-K the Company has satisfied the condition to enter into an agreement for the acquisition and has raised $735,000 in financing through the sale of 1,837,500 shares of Company’s common stock, par value $0.0001 per share, at $0.40 per share.

2022 Common Stock Redemption Agreements

On February 18, 2022, the Company entered into certain Redemption Agreements (each, a “2022 Redemption Agreement” and collectively, the “2022 Redemption Agreements”), by and among the Company and each of the following holders of the Company’s common stock: Balance Labs, Aleksandr Rubin, Ronald Cons, Avon Road, 2018 Investor Trust, Congregation Boro Minyan, Rachel Jacobs, Jessica Beren, Aros, LLC, Lyons Capital, MACA, and J and K Ventures, LLC (collectively, the “2022 Redeeming Stockholders”). Pursuant to the terms of the 2022 Redemption Agreements, each of the 2022 Redeeming Stockholders agreed to sell, and the Company agreed to purchase, 80% of such 2022 Redeeming Stockholders’ common stock holdings at a purchase price of $0.00001 per share.

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On February 18, 2022, pursuant to the terms of the 2022 Redemption Agreements, the Company paid an aggregate of $773.82 to the 2022 Redeeming Stockholders in exchange for the transfer of a total of 77,382,494 shares of common stock (the “2022 Redeemed Shares”), representing 80% of the shares of common stock held by the 2022 Redeeming Stockholders. As a result of the redemption, the 2022 Redeemed Shares were returned to the status of authorized and unissued shares of common stock.

The 2022 Redemption Agreements will be null and void and the 2022 Redeemed Shares will be reissued to the respective 2022 Redeeming Stockholders if the Company does not raise at least $1.5 million in financing and enter into a definitive agreement for the acquisition of a blockchain based company within 12 months of February 18, 2022. As of the date of this Form 8-K the Company has satisfied the condition to enter into an agreement for the acquisition and has raised $735,000 in financing through the sale of 1,837,500 shares of Company’s common stock, par value $0.0001 per share, at $0.40 per share.

Organizational History of OpenLocker

OpenLocker was incorporated under the laws of the State of Delaware on August 25th, 2021. As discussed above, on May 31, 2022, pursuant to the closing of the transactions pursuant to the Share Exchange Agreement, Descrypto acquired OpenLocker.

Overview of the Business of OpenLocker

Established on August 25th, 2021, OpenLocker is dedicated to offering marketing solutions for collegiate and professional sports organizations and athletes using non-fungible tokens (NFTs) to create more immersive experiences for fans. The OpenLocker platform is designed to offer a seamless experience for users who have no prior experience buying or trading digital tokens. Utilizing the Flow blockchain, a fast, scalable and reliable blockchain, OpenLocker is able to use less energy than some other blockchains including Ethereum.

The OpenLocker mission is to empower athletes to monetize their fan engagement with innovative digital collectibles and to create meaningful experiences for fans by using OpenLocker’s technology to build communities. Each digital token is authenticated on the blockchain with a unique serial number which is assigned to the buyer upon purchase. The selection and pricing of each collection is determined by such factors as the size of the target audience, the athlete’s popularity, and associated utility and goals set forth by the community manager. To further engage super fans and boosters, as well as increase athlete’s earning potential, a one-of-one NFT may also be offered for sale by auction and includes autographed gear/ memorabilia and personalized experiences (meet-and-greet or customized activity) with the athlete, arranged by OpenLocker with the athlete’s input and approval.

The Bone Yard Huskyz Club (BYHC) was created by OpenLocker in January 2022 for the University of Connecticut using the Name, Image and Likeness (NIL) of all 14 eligible members of the men’s basketball team as a proof of concept. The OpenLocker creative team designed a BYHC logo and Huskyz avatar (a takeoff on the university’s Huskies mascot) in the likeness of each of the athletes which were used for branding and promotional purposes. A website with a project roadmap outlining the perks and rewards of club membership was activated two weeks prior to the NFT release date, which was strategically timed around the basketball team’s season schedule. OpenLocker’s comprehensive marketing campaign included digital programmatic advertising, organic and paid social media strategy (including pre- and post-drop Twitter conversations with fans, blockchain experts, athletes and parents of athletes), podcasts, email blasts and gorilla marketing at several home basketball games. The OpenLocker athlete liaison also provided the athletes with graphics and talking points they could use to leverage their social media followers and promote sales of their own NFTs by word-of-mouth.

A majority of the revenue from the BYHC project was generated on the first day of sales of the NFTs. The first two hours were the busiest as fans were incentivized by the free autographed “Platinum card” that was included with purchase for the first 25 NFTs sold per athlete. This unique collectible is a metal, wallet-sized card hand-signed by the athlete with the digital art printed on the front and quick response (QR) code that directs to the NFT viewer on the back. Another stream of revenue was generated in March 2022 as the University of Connecticut basketball team wrapped up their regular season and played post-season tournaments.

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OpenLocker’s plan is to take the exclusive fan club model (Bone Yard Huskyz Club), originally created for the University of Connecticut, to other universities in partnership with independent groups working to provide college athletes with NIL opportunities. Since the National Collegiate Athletic Association (NCAA) changed its policy to allow college athletes to benefit from their NIL, alumni and boosters are eager to raise funds in a way that meets NCAA, state and university compliance requirements. OpenLocker anticipates expanding to 4 to 6 more colleges in Q3 of 2022 (prior to the start of the fall football season) and another 4 to 6 colleges in Q4 of 2022 (to coincide with basketball pre-season).

OpenLocker’s current revenue model includes (i) profit sharing of primary sales on the OpenLocker platform with partners and athletes, (ii) collecting transaction fees from transactions on OpenLocker’s trading portal, as well as (iii) service fees for additional creative design work, development and product fulfillment services.

OpenLocker has also negotiated deals with several professional lacrosse players to release an NFT collection leading into the 2022 Premier Lacrosse League season. OpenLocker plans to open an online portal for individual athletes to create and sell their own NFT collections and physical collectibles by Q3 2022. While OpenLocker currently does not have licensing agreements with any professional sports leagues, teams or institutions, OpenLocker anticipates finalizing one or more such deals by the end of 2022 and into 2023. However, there can be no assurance that the foregoing can occur as planned, or at all. OpenLocker believes that licensing the NIL of athletes directly with each athlete allows OpenLocker to retain more revenue, while giving the athlete a larger percentage of the profit, which is an important differentiating factor for OpenLocker in the sports NFT space.

Moreover, OpenLocker has been in discussions with athletes outside of the college sports arena, including related to golf and race car driving and foresees opportunities in NASCAR, Ultimate Fighting Championship, and beyond.

OpenLocker launched the OpenStable marketplace in April 2022 to engage the next generation of thoroughbred racing enthusiasts. Through its relationships with owners, trainers and influencers in the racing industry, OpenStable aims to be able to give fans access to exclusive information, real life experiences, and memorabilia so that they may engage in a truly immersive journey covering a racehorse’s career.

The launch strategy for the OpenStable marketplace involved reaching the largest audience of racing fans (both casual and committed) by creating a collection of NFTs featuring the leading contenders in the Kentucky Derby and Kentucky Oaks, as well as scheduling their release on the weekend prior to each of those two prominent races. Per a Memorandum of Understanding (MOU) dated April 15, 2022, OpenLocker and Horse Races Now established terms for a marketing collaboration, whereby Horse Races Now agreed to drive traffic from its app and e-mail marketing campaigns targeted at its existing user base of racing fans, in exchange for OpenLocker paying Horse Races Now 12.5% of its retained revenues (after transaction fees) generated from sales of all NFT collections, on OpenStable.

The MOU has provided OpenLocker with access to the Horse Races Now’s (horseracesnow.com) database of 600,000 users and placement in the app. OpenLocker also executed a weeklong digital promotion in the Daily Racing Form and conducted media interviews, as well as social media campaigns. While the racing season was at its height, OpenLocker benefited from significant traffic to its website and generated some sales of gear, including apparel, hats, pins, and other items featuring each racehorse’s unique brand (also featuring the OpenStable logo). Additional NFT releases are expected to be made over the course of summer 2022, in connection with various racehorses.

Finally, the user-friendly interface that OpenLocker created for college sports fans and emphasis on fan community building is an important differentiator for OpenStable as it seeks to position itself as the next-generation marketing solution within the thoroughbred racing space. As the average fan is currently over 50 years old and likely unfamiliar with blockchain technology, simplifying NFTs is vital for piquing their interest. Offering ownership of digital tokens along with rewards and experiences, both in the virtual and physical realms, also makes OpenStable products attractive to a younger audience with a goal to develop a next generation younger fan engagement around the thoroughbred racing sport.

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OpenLocker believes that it has found a unique and attractive market for the application of NFTs by focusing on the college athlete market. For example, pursuant to a Statista survey published on April 8, 2022, in a survey conducted in March 2022, 11 percent of respondents stated that they were avid fans of NCAA men’s college basketball in the United States, whereas 26 percent of respondents stated they were casual fans. The NCAA men’s basketball is the college level of basketball played in the United States and is seen as the final step up before the NBA.

Principal Products and Services

OpenLocker aims to provide a comprehensive suite of NFT products and services, adopting a hybrid flexible model creating products both licensed and non-licensed with colleges, professional sports teams, leagues, brands, etc.

●	Non-Fungible Tokens

OpenLocker creates and sells non-fungible tokens with a license to use an athlete’s NIL. NFTs for each individual athlete are minted on the Flow blockchain in limited edition series to create verifiable digital scarcity and store metadata of value to collectors. Each digital token also includes other benefits such as access to exclusive information, collectibles, memorabilia and experiences.

OpenLocker also plans to pursue partnerships and licensing opportunities with universities, amateur and professional sports organizations, as well as brands.

●	Autographed Physical Collectibles (Authenticated Physical Tokens)

Each NFT which OpenLocker sells comes with a Platinum Card autographed by the athlete. This metal, wallet-sized card has the digital art print sublimated on one side and a QR code printed on the other side which directs to the NFT viewer. The serial number is laser engraved on the card and there is space reserved for the athlete to hand-sign. The physical collectible connects the digital asset to the physical world for fans new to the technology and provides a canvas for the athlete’s authentic signature to be delivered to customers.

●	Gear

OpenLocker also sells exclusive gear, including t-shirts, sweatshirts, hats and pins, in its token-gated gear shops for NFT holders.

●	OpenLocker NFT Marketplace

The OpenLocker NFT Marketplace provides a user-friendly shopping experience for sports fans to purchase NFTs of their favorite athletes using fiat or cryptocurrency. To reduce friction and expedite the checkout process, first-time customers connect their non-custodial digital wallet (Blocto) to the OpenLocker NFT viewer after purchase. Once connected, the customer can then “claim” the NFT purchased to his/her wallet and gain access to utility and rewards program.

●	OpenLocker NFT Trading Portal

The OpenLocker Trading Portal allows peer-to-peer transactions on the Flow blockchain. NFT holders can list their tokens for sale in USD with FUSD, a USD-backed stablecoin, issued as the fungible token for transactions. To purchase an NFT, customers can easily purchase FUSD through the Blocto wallet app in just a few clicks.

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●	Sports Branding Services

OpenLocker also provides branding services for individual athletes, university collectives, horse owners/trainers, and other entities interested in creating a distinctive identity, building their fan base, and maximizing revenue. From logo creation and styling to social media messaging and activation campaigns, OpenLocker’s team can provide enhanced support to collaborating colleges and athletes.

Proprietary Marketplace & Platform

OpenLocker has designed an NFT platform for sports fans with no prior experience with cryptocurrency or digital wallets. The primary marketplace accepts both fiat and cryptocurrency with a variety of payment method options. By operating on the Flow blockchain, OpenLocker is energy-efficient and therefore does not charge minting or gas fees. The platform also supports token-gated access to exclusive information, virtual experiences and gear shops.

To further enhance customer adoption of the technology, OpenLocker provides online documentation and promptly responds to inquiries submitted via email and social media 7 days a week. A step-by-step instruction guide on how to set up a Blocto wallet and claim an NFT after purchase is available on openlocker.io. OpenLocker also publishes information for sports fans about the benefits of NFT ownership and how to navigate the OpenLocker platform.

OpenLocker offers a secondary marketplace for peer-to-peer transactions of only those NFTs that it mints. By creating its own ecosystem for fans to buy, sell and trade NFTs, OpenLocker is able to offer rewards and incentives for fan engagement. A 7.5% fee is collected by OpenLocker, which covers the cost of the blockchain transaction and development while also enabling OpenLocker to pay athletes an additional royalty on residual sales.

Industry Overview and Market Opportunity

Deloitte Global predicts that NFTs for sports media will generate more than US$2 billion in transactions in 2022, approximately double the figure for 2021. By the end of 2022, it is expected that 4 to 5 million sports fans globally will have purchased or been gifted an NFT sports collectible. Interest in sports NFTs is likely to be spurred by activity in the wider NFT market, including that for digital art. In fact, the top five most valuable sales of sports NFTs generated over US$100 million by August 2021, and sales figures for the top five most valuable sales are predicted to grow by the end of 2022.

NFTs and NFT marketplaces specifically devoted to college athletes have played an increasingly important role in the rising popularity of digital tokens among sports fans. Our business model has been enabled by the recent change in NCAA policy, effective July 1, 2021, which now allows college athletes to profit from their NIL. A majority of the general public and close to three quarters of college sports fans believe that athletes should be compensated for their NIL, with stronger support among those between the ages of 18 and 34. The younger demographic are also interested in the digital tools enabled by blockchain technology, as well as being part of an exclusive like-minded community. Millennials use social media to connect with peers and others around them; therefore, they are more likely to desire ownership of digital art that they can display online and use as a profile picture.

Competition

There are several companies that have launched NFT marketplaces featuring college athletes and sports and entertainment in general. Several of those companies are backed by celebrities, venture capital funds and other larger funding sources. In addition, numerous others create digital art for minting and list tokens for sale on OpenSea. OpenSea is the largest NFT marketplace which allows users to both buy and sell NFTs minted on the Ethereum and Polygon blockchains and supports numerous digital wallets. To date, however, there are very few sports focused marketplaces.

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Competitive Advantages

The following advantages set OpenLocker apart from its competitors:

●	Tactical Objective

OpenLocker’s user-friendly platform empowers athletes to monetize their fan engagement with innovative digital collectibles. In addition to designing and minting NFTs with the athlete’s NIL, OpenLocker also invests in helping athletes build their “digital currency” with branding support services and integrated marketing strategies. OpenLocker facilitates the distribution of autographed collectibles, gear and any memorabilia that athletes wish to deliver to fans, along with experiences or appearances agreed to by the athlete.

Even in the digital age, the value of an authentic autographed or game-worn jersey is significant for sports fans of all ages. OpenLocker also offers a physical, hand-signed platinum card with the purchase of an NFT on its platform. This metal wallet-sized card is intended to mimic the look and feel of an American Express Black Card so that the fan can feel like a member of an exclusive club.

The release of each NFT collection is designed to target an athlete’s, group of athletes’ or team’s fan base and community. A combination of organic and paid social media campaigns, public relations, advertising and campus activation strategies are used to drive sales. Scheduling drops around peak interest and special events is also critical to maximize the impact of sales and marketing efforts, the most effective times being just prior to the start of a season.

●	Proprietary Solutions

While digital collectibles and Web3 applications are gaining attention and wider use among mainstream brands, OpenLocker strives to remove obstacles to the adoption of blockchain technology. The OpenLocker development team has designed its proprietary NFT platform to be user-friendly, accepting credit and debit cards.

In addition to a searchable NFT marketplace, the OpenLocker and OpenStable platforms support community engagement features such as a token-gated information portal and gear shops. The creative design team and project manager also collaborate on the development of social media and additional digital domains for community building initiatives.

●	College Network

The OpenLocker Business Development team leverages its relationships with college coaches and athletic departments to explore potential partnerships, school licensing opportunities and gain direct access to athletes. OpenLocker is in negotiations with several university-specific collectives established to help college athletes sign NIL deals.

●	Holistic Product Offering

The OpenLocker platform differentiates itself from other NFT platforms by being a one-stop shop for sports fans to purchase both digital and physical collectibles, as well as gear and memorabilia. The varied product offering is particularly attractive to fans who are not familiar with NFTs, less technologically savvy and more inclined to purchase gear and memorabilia.

Customers

To date OpenLocker’s customers primarily include existing team, athlete, and horse fans such as students, alumni, parents and friends of the athletes as well as new fans that wish to support community engagement. As the NIL market grows and expands, potential customers include any person interested in purchasing an NFT and exploring the burgeoning Web3 environment.

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Government Regulation

We are subject to an extensive and highly-evolving regulatory landscape, and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our brand, reputation, business, operating results, and financial condition. We are also subject to governmental regulations routinely imposed on corporate and/or publicly traded businesses.

Blockchain and digital assets are increasingly becoming subject to governmental regulation, both in the U.S. and internationally. The technology underlying blockchain technology is affected by a number of industry-wide challenges and risks relating to consumer acceptance of blockchain technology, including but not limited to government and quasi-government regulation of NFTs and their use, or restrictions on or regulation of access to and operation of blockchain networks or similar systems, the maintenance and development of the open-source software protocol of blockchain networks, changes in consumer demographics and public tastes and preferences, the extent to which current interest in NFTs represents a speculative “bubble”.

Digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution regulators have each been examining the operations of digital asset networks, digital asset users and the digital asset exchange markets. Particular focus has been given on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises, as well as the safety and soundness of exchanges or other service providers that hold digital assets for users.

Many federal and state agencies have issued advisories and general public inquiries regarding the risks posed by digital assets, crypto currencies and solutions. In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity, both at a “Know Your Customer” and at “Know Your Transaction” levels.

In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings that digital assets sold in initial coin offerings (“ICOs”) may be classified as securities and that both those digital assets and ICOs may be subject to securities regulations. Our anticipated business activities, however, do not involve any ICOs nor any fractionalized NFT offerings.

On March 9, 2022, President Biden signed an executive order on cryptocurrencies entitled “Ensuring Responsible Development of Digital Assets” and issued with an accompanying fact sheet, regarding the U.S. government’s strategy for digital assets, defined to include cryptocurrencies and other forms of exchange that are recorded on the blockchain. Citing the need for the federal government to address the role of digital assets in the financial system, the executive order represents the first whole-of-government approach to the benefits and risks of digital assets. It is a general policy statement that reflects the views of the administration, as opposed to a specific proposal for regulation. While the executive order did not mandate any specific regulations, it instructs various federal agencies to consider potential regulatory measures, including the evaluation of the creation of a U.S. Central Bank digital currency. Accordingly, depending on the rules, regulations and laws stemming from this executive order, it may have a substantive effect on our current and planned operations. Digital assets currently face an uncertain regulatory landscape in not only the United States, but also abroad.

Ongoing and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of the services provided by OpenLocker or the ability of OpenLocker to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity.

The U.S. Financial Crimes Enforcement Network is planning to release new requirements relating to digital asset activities in the first half of 2022. Various foreign jurisdictions have, and may continue to in the near future, adopt laws, regulations or directives that affect the digital asset markets and their users, particularly digital assets and their service providers that fall within such jurisdictions’ regulatory scope. They will further require crypto asset service providers to register and comply with its anti-money-laundering (AML) and counter-terrorism financing framework. These measures also provide the government with the authority to close digital asset platforms and service providers that do not comply with specified processes. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of digital assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital asset economy in the European Union, China, Japan, Russia, the United States and elsewhere. Otherwise, they may also negatively affect the value of digital assets.

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Federal Regulatory Authorities

The regulatory schemes – both foreign and domestic – possibly affecting DApp technology (“DAPP”), a decentralized application that runs on blockchain network, and other Digital Asset networks may not be fully developed as of the present time. It is possible that any jurisdiction may, in the near or distant future, adopt laws, regulations, policies or rules directly or indirectly affecting the Digital Assets, generally, or restricting the right to acquire, own, hold, sell, convert, trade, lend or use Digital Assets, or to exchange Digital Assets for either fiat currency or other virtual currency, or to operate or participate or transact with a DAPP. It is also possible that government authorities may claim ownership over or ban certain types of Digital Assets or DAPPs or law enforcement agencies (of any or all jurisdictions, foreign or domestic) may take direct or indirect investigative or prosecutorial action related to, among other things, the use, ownership or transfer of Digital Assets, or the operation, participation or transacting with DAPPs, resulting in a change to the value of a Digital Asset or to the development such asset (e.g., the closure and seizure of Silk Road and the closure and seizure of www.libertyreserve.com—the domain name for Liberty Reserve, an online, virtual currency payment processor and money transfer system that the U.S. government alleges acted as a financial hub of the cybercrime world) or DAPP.

CFTC

The Commodity Futures Trading Commission (“CFTC”) has asserted its regulatory authority over Digital Assets, stating that both Bitcoin and Ether are Digital Asset commodities. See IN CASE YOU MISSED IT: Chairman Tarbert Comments on Cryptocurrency Regulation at Yahoo! Finance All Markets Summit, Release Number 8051-19 (Oct. 10, 2019). In addition, the CFTC has brought close to 50 enforcement actions involving the Digital Asset space. See Testimony of Chairman Rostin Behnam Regarding “Examining Digital Assets: Risks, Regulation, and Innovation” (Feb. 09, 2022). For example, the CFTC fined the stablecoin issuer Tether for making misleading statements regarding USDT in October 2021. See CFTC Orders Tether and Bitfinex to Pay Fines Totaling $42.5 Million, Release Number 8450-21 (Oct. 15, 2021). As the primary regulator of derivatives (i.e., futures, options and swaps), the CFTC also has jurisdiction over all such digital currency-linked derivatives, including the platforms that list them and the clearing houses that clear them.

SEC

Although the SEC has not formally asserted regulatory authority over any certain Digital Asset, on April 3, 2019, the SEC published a framework aimed at assisting in determining whether a cryptocurrency is a security (the “Framework”). Alongside the Framework, the SEC also published a no-action letter for TurnKey Jet, Inc. (the “TurnKey Letter”), which marks the first ever no-action letter regarding cryptocurrencies. Per the Framework and the TurnKey Letter, cryptocurrencies cannot be used to raise capital without implicating U.S. securities laws.

Prior to the Framework, the SEC had addressed the regulatory status of cryptocurrency in various contexts. For example, on November 16, 2018, the SEC settled charges against CarrierEQ Inc. (“Airfox”) and Paragon Coin Inc. (“Paragon”), two companies that sold digital tokens in ICOs in 2017. The SEC determined that both AirTokens and PRG tokens were “securities” and that, in turn, Airfox and Paragon violated Sections 5(a) and 5(c) of the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act”) by offering and selling those securities without having a registration statement filed or in effect with the SEC or qualifying for exemption from registration with the SEC. The orders imposed $250,000 penalties against each company and both companies agreed to return funds to harmed investors, register the tokens as securities, file periodic reports with the SEC, and pay penalties. Airfox and Paragon consented to the orders without admitting or denying the findings.

The SEC has also engaged in an enforcement action involving decentralized finance, charging two individuals, along with their Cayman Islands company, for (1) the unregistered sale of more than $30 million of securities via smart contracts and DApp technology, and (2) for misleading investors regarding the operations and profitability of their business, DeFi Money Market. See SEC Charges Decentralized Finance Lender and Top Executives for Raising $30 Million Through Fraudulent Offerings, SEC Press Release No. 2021-145 (Aug. 06, 2021).

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In the event that the DAPPs were deemed to be “issuers” within the meaning of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the “Exchange Act”) with respect to the Native Tokens, such Native Tokens could be considered unregistered securities. Such a determination could adversely affect OpenLocker’s liquidity and negatively affect the valuations of the OpenLocker’s Digital Assets.

FinCEN

To the extent that OpenLocker and/or the DAPP engages in money services business activity, including money transmission, as defined by FinCEN, OpenLocker and/or the DAPP may be deemed to fall within the Bank Secrecy Act’s definition of a financial institution, and subject to the Bank Secrecy Act, 31 U.S.C. §§ 5311-5314; 5316-5330, and its implementing regulations, and as such required to register as a money services business with FinCEN. OpenLocker and/or the DAPP would also be required to develop an AML program and adhere to U.S. federal reporting and record keeping requirements. Owners, operators, participants and others who assist in the operation of an unregistered money services business may be subject to civil money penalties under 31 U.S.C. § 5321, and/or criminal liability under 31 U.S.C. § 5322 and 18 U.S.C. § 1960. Such additional legal and regulatory obligations may cause OpenLocker to incur extraordinary expenses and ongoing expenses, possibly affecting an investment in OpenLocker in a material and adverse manner. To the extent OpenLocker limits or reduces the scope of certain activities, investors’ rights or investment initiatives, in order to ensure compliance with laws, or to limit the applicability of government regulation and supervision, investments in OpenLocker may be adversely affected.

State Regulatory Authorities

To the extent that the activities of OpenLocker cause it to be deemed a “money transmitter” (and/or other type of regulated financial services provider, for example, a “virtual currency business” in New York) under state statutes or regulations, it may incur significant fees in becoming licensed in each state in which it does business and may also be required to adhere to state statutes or regulations. To the extent that a state requires an additional license or registration for the DAPP’s activities involving Digital Assets that require the DAPP to obtain a license or register with the state for its activities involving Digital Assets, the DAPP may cease or limit its operations or activities, which may have an adverse effect on OpenLocker. In either case, states may impose fines or penalties with respect to any unlicensed activity. Owners, operators, participants and others who assist in the operation of an unlicensed money transmission or virtual currency business may also be subject to fines or penalties and/or criminal liability under state laws or 18 U.S.C. § 1960, if applicable.

In the event that OpenLocker is required to adhere to state statutes and regulations applicable to money transmitters or virtual currency businesses, such additional legal and regulatory obligations may cause OpenLocker to incur extraordinary expenses and ongoing expenses, possibly affecting an investment in OpenLocker in a material and adverse manner. To the extent that OpenLocker limits or reduces the scope of certain OpenLocker activities, investors’ rights or investment initiatives, in order to limit the applicability of government regulation and supervision over OpenLocker, investment in OpenLocker may be adversely affected.

The effect of any future regulatory change on OpenLocker is impossible to predict, but such change could be substantial and be materially adverse to OpenLocker’s business and results of operations. This risk and others are described below under the heading “Risk Factors”.

Intellectual Property

Trademarks

OpenLocker owns a registered trademark for the character mark “OpenLocker”, which was filed on September 1, 2021 in the category of online advertising and marketing services in the field of sports and non-fungible tokens (NFT), as well as promoting the sale of goods and services of others by means of contests and incentive award programs; as well as promoting the sale of goods and services of others by OpenLocker.

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Patents

While OpenLocker has developed proprietary technology, as defined under Proprietary Marketplace & Platform, OpenLocker has not registered any patents with the United States Patent & Trademark Office.

Environmental Laws

We do not believe that we are or will become subject to any environmental laws or regulations of the United States. While we do not believe that our products and business activities currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our products or potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products or services, which could have a material adverse effect on our business and results of operations.

Employees

At Closing, OpenLocker had no full-time employees. OpenLocker uses contractors on an as-needed basis to fulfill its staffing needs. Mr. Brian Klatsky serves as President, Ms. Lauren Klatsky serves as Chief Operating Officer, Mr. Kemah E. P. Washington serves as Chief Creative Officer, and Mr. Rafi Goldman serves as Head of Business Development and Community Strategy.

RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS CURRENT REPORT ON FORM 8-K BEFORE DECIDING WHETHER TO INVEST IN THE COMPANY’S COMMON STOCK. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO THE COMPANY OR THAT THE COMPANY CURRENTLY DEEMS IMMATERIAL MAY ALSO IMPAIR THE COMPANY’S BUSINESS OPERATIONS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, THE COMPANY’S BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, THE TRADING PRICE OR THE COMPANY’S COMMON STOCK COULD DECLINE AND YOU MAY LOSE PART OR ALL OF YOUR INVESTMENT. THIS CURRENT REPORT ON FORM 8-K ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. PLEASE SEE “CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS”.

Below is a summary of material risks, uncertainties and other factors that could have a material effect on the Company and its operations:

Risks Related to Our Business and Industry

●	We are an early-stage company with a limited operating history. Such limited operating history may not provide an adequate basis to judge our future prospects and results of operations.
●	Our auditors have indicated that there is substantial doubt about our ability to continue as a going concern.
●	We may suffer from lack of availability of additional funds.
●	We may be unable to scale our operations successfully.
●	The requirements of remaining a public company may strain our resources and distract management, which could make it difficult to manage our business.
●	Descrypto may acquire other assets or businesses, or form collaborations or make investments in other companies or technologies that could harm its operating results, dilute its stockholders’ ownership, increase its debt or cause it to incur significant expense.
●	Our financial results fluctuate and may be difficult to forecast, and this may cause a decline in the trading price of Descrypto’s stock.
●	Our plans for expansion cannot be implemented if we lose our key personnel or cannot recruit additional personnel.
●	If we do not respond to rapid technological changes, our services could become obsolete and we could lose customers.

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Risks Related to Cryptocurrency and Digital Assets

●	The trading prices of many digital assets have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of cryptocurrencies in general, could have a material adverse effect on the value of Descrypto.
●	Our risk management efforts may not be effective to prevent fraudulent activities by third-party providers or other parties, which could expose us to material financial losses and liability and otherwise harm our business.
●	Digital assets were only introduced within the past decade, and the success of OpenLocker will be impacted by number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets.
●	Digital assets represent a new and rapidly evolving industry, and the value of OpenLocker depends significantly on the acceptance of digital assets as payment, such as cryptocurrencies.
●	A determination that any of the digital assets we invest in is a “security” may adversely affect the value of the digital assets we invest in and the value of OpenLocker, and result in potentially extraordinary, nonrecurring expenses to, or termination of, OpenLocker.
●	Changes in the governance of a digital asset network may not receive sufficient support from users and miners, which may negatively affect that digital asset network’s ability to grow and respond to challenges.
●	Certain cryptocurrencies may rely on a public or third-party blockchain and the success of such blockchain may have a direct impact on the success and value of cryptocurrencies held by OpenLocker.

Risks Relating to NFTs

●	The market for NFTs is relatively new and subject to significant volatility.
●	NFT collectibles may be a relatively illiquid asset.
●	There may be virtual currency tax implications.

Risks Related to Our Common Stock

●	Descrypto’s common stock is subject to risks arising from restrictions on reliance on Rule 144 by shell companies or former shell companies.
●	Descypto’s common stock constitutes restricted securities and is subject to limited transferability.
●	Descrypto’s common stock price may decrease due to factors beyond our control.
●	Descypto’s common stock is subject to the application of the “penny stock” rules which could adversely affect the market price of Descypto’s common stock and increase transaction costs to sell those shares.
●	The market price for Descrypto’s common stock is particularly volatile which could lead to wide fluctuations in our share price. You may be unable to sell your common stock shares at or above your purchase price, or at all, which may result in substantial losses to you.
●	Descrypto does not intend to pay dividends for the foreseeable future.

Risks Related to Our Business and Industry

Our OpenLocker subsidiary is an early-stage company with a limited operating history. Such limited operating history may not provide an adequate basis to judge our future prospects and results of operations.

OpenLocker was incorporated in Delaware on August 25, 2021. We have limited experience and a limited operating history in which to assess our future prospects as a company. In addition, the market for our products and services is highly competitive. If we fail to successfully develop and offer our products and services in an increasingly competitive market, we may not be able to capture the growth opportunities associated with them or recover our development and marketing costs, and our future results of operations and growth strategies could be adversely affected. Our limited history may not provide a meaningful basis for investors to evaluate our business, financial performance, and prospects.

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Our current business model, including operating the OpenLocker subsidiary has a limited operating history. Such limited operating history may not provide an adequate basis to judge our future prospects and results of operations.

We pivoted into the blockchain based business in July 2021. We have limited experience in this business sector and a limited operating history in which to assess our future prospects as a company. In addition, the market for our products and services and Web3 in general is highly competitive. If we fail to successfully develop and offer our products and services in an increasingly competitive market, we may not be able to capture the growth opportunities associated with them or recover our development and marketing costs, and our future results of operations and growth strategies could be adversely affected. Our limited history may not provide a meaningful basis for investors to evaluate our business, financial performance, and prospects.

We may fail to successfully execute our business plan.

Our stockholders may lose their entire investment if we fail to execute our business plan. Our prospects must be considered in light of the following risks and uncertainties, including but not limited to, competition, the erosion of ongoing revenue streams, the ability to retain experienced personnel and general economic conditions. We cannot guarantee that we will be successful in executing our business plan. If we fail to successfully execute our business plan, we may be forced to cease operations, in which case our stockholders may lose their entire investment.

Since inception, we have experienced losses, and may have to further reduce our costs by curtailing future operations to continue as a business.

Since the original incorporation of OpenLocker on August 25, 2021, it has experienced operating losses. We have also experienced operating losses and in the last several years, prior to the acquisition of OpenLocker have had no revenues. Our cash flow may be inadequate to support our ongoing operations. Our ability to fund our capital requirements out of our available cash and cash generated from our operations depends on a number of factors, including our ability to gain interest in our products and services and continue growing our existing operations and our ability to raise funds as needed. If we cannot generate positive cash flow from operations, we will have to reduce our costs and try to raise working capital from other sources. These measures could materially and adversely affect our ability to execute our operations and expand our business.

Our auditors have indicated that there is substantial doubt about OpenLocker’s ability to continue as a going concern.

The accompanying financial statements for OpenLocker included elsewhere in this Current Report on Form 8-K have been prepared assuming that OpenLocker will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As reflected in the accompanying 2021 financial statements, OpenLocker had $75 gross profit and $150,222 total expenses, which resulted in a net loss of (150,147). As of December 31, 2021, OpenLocker’s total assets were $19,454 and total current liabilities were $44,401, resulting in net working capital of ($24,947). These factors among others raise substantial doubt about OpenLocker’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if OpenLocker is unable to continue as a going concern.

Our auditors have indicated that there is substantial doubt about our ability to continue as a going concern.

Our auditors have indicated that there is a substantial doubt about our ability to continue as a going concern. We had operating losses of $581,640 for the three months ended January 31, 2022 and $3,146,325 for the six months ended January 31, 2022. The Company’s ability to continue as a going concern ultimately is dependent on the management’s ability to obtain equity or debt financing, attain further operating efficiencies, and achieve profitable operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for our Company to continue as a going concern. While we believe in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect or the timeframe in which it may occur. Our ability to continue as a going concern is dependent upon our ability to further implement our business plan and generate revenues. For further discussion about our ability to continue as a going concern and our plan for future liquidity, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

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We may suffer from lack of availability of additional funds.

We expect to have ongoing needs for working capital in order to fund operations and to continue to expand our operations. To that end, we will be required to raise additional funds through equity or debt financing. However, there can be no assurance that we will be successful in securing additional capital on favorable terms, if at all. If we are successful, whether the terms are favorable or unfavorable, there is a potential that we will fail to comply with the terms of such financing, which could result in severe liability for us. If we are unsuccessful, we may need to (a) initiate cost reductions; (b) forego business development opportunities; (c) seek extensions of time to fund liabilities, or (d) seek protection from creditors. In addition, any future sale of our equity securities would dilute the ownership and control of your shares and could be at prices substantially below prices at which our shares currently trade. Our inability to raise capital could require us to significantly curtail or terminate our operations altogether. We may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties.

In addition, if we are unable to generate adequate cash from operations, and if we are unable to find sources of funding, it may be necessary for us to sell all or a portion of our assets, enter into a business combination, or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to our shareholders or that result in our shareholders losing all of their investment in our Company.

Our management team’s attention may be diverted by acquisitions and searches for new acquisition targets, and our business and operations may suffer adverse consequences as a result.

Mergers and acquisitions are time intensive, requiring significant commitment of our management team’s focus and resources. If our management team spends too much time focused on acquisitions or on potential acquisition targets, the management team may not have sufficient time to focus on its existing business and operations. This diversion of attention could have material and adverse consequences on our operations and its ability to be profitable.

We may be unable to scale our operations successfully.

Our growth strategy will place significant demands on our management and financial, administrative and other resources. Operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve our financial, administrative and other resources. If OpenLocker is unable to respond to and manage changing business conditions, or the scale of its operations, then the quality of its services, its ability to retain key personnel, and its business could be harmed.

The current outbreak of the coronavirus may have a negative effect on our ability to conduct our business and operations and may also cause an overall decline in the economy as a whole and could materially harm us.

If the current outbreak of the coronavirus continues, the effects of such a widespread infectious disease and epidemic may inhibit our ability to conduct our business and operations and could materially harm our operations, including any in person fan events or experiences. The coronavirus may cause us to have to reduce operations as a result of various lock-down procedures enacted by the local, state or federal government. The continued coronavirus outbreak may also restrict our ability to raise funding when needed and may also cause an overall decline in the economy as a whole. The specific and actual effects of the spread of coronavirus are difficult to assess at this time as the actual effects will depend on many factors beyond our control and knowledge. However, the spread of the coronavirus, if it continues, may cause an overall decline in the economy as a whole and also may materially harm our business.

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Economic conditions or changing consumer preferences could adversely impact our business.

A downturn in economic conditions in one or more of our markets could have a material adverse effect on our results of operations, financial condition, business and prospects. Any sustained failure to identify and respond to trends could have a material adverse effect on our results of operations, financial condition, business and prospects.

The requirements of remaining a public company may strain our resources and distract management, which could make it difficult to manage our business.

We are required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements are time-consuming and expensive and could have a negative effect on our business, results of operations and financial condition. We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) including maintaining internal controls over financial reporting, and if we fail to continue to comply, our business could be harmed, and the price of our securities could decline.

Currently, our President’s law firm is providing legal services necessary to maintain our reporting obligations under the Exchange Act without charge. If our President were to leave or otherwise cease providing these services without charge we could incur significant additional expenses which could harm our business.

We rely on technology, such as our information systems, to conduct our business. Failure to protect our technology against breakdowns and security breaches could adversely affect our business.

We rely on technology, such as our own information systems, vendors’ information systems and third-party application programming interfaces (APIs), to conduct our business. This technology is vulnerable to service interruptions and security breaches from inadvertent or intentional actions by our employees, partners and vendors, or from attacks by malicious third parties. Such attacks are of ever-increasing levels of sophistication and are made by groups and individuals with a wide range of motives and expertise, including organized criminal groups, “hacktivists,” identity thieves, nation states and others. The techniques used to breach security safeguards evolve rapidly, and they may be difficult to detect for an extended period of time, and the measures we take to safeguard our technology may not adequately prevent such incidents.

While we have taken steps to protect our confidential and personal information and invested in information technology, there can be no assurance that our efforts will prevent service interruptions or security breaches in our systems or the unauthorized or inadvertent wrongful use or disclosure of confidential information. Such incidents could adversely affect our business operations, reputation, and client relationships. Any such breach would require us to expend significant resources to mitigate the breach of security and to address matters related to any such breach, including the payment of fines. Although we maintain an insurance policy that covers data security, privacy liability and cyber-attacks, our insurance may not be adequate to cover losses arising from breaches or attacks on our systems. Insurance coverage may not be available in the future or may not be available at affordable prices. We also may be required to notify regulators about any actual or perceived personal data breach as well as the individuals who are affected by the incident within strict time periods.

Any actual or perceived failure of our platform to block malware or prevent failures or security breaches or incidents could harm our reputation, cause the platform to be perceived as insecure, underperforming, or unreliable, impede our efforts to attract and retain customers, and otherwise negatively impact our business, results of operations and financial condition.

We face security threats from malicious third parties that could obtain unauthorized access to our internal systems, networks and data. Computer malware, viruses and computer hacking, fraudulent use, social engineering (including spear phishing attacks) and general hacking have become more prevalent, and such incidents or incident attempts have been initiated against our customers in the past and may occur against our customers in the future. This risk is accentuated because hackers may be more inclined to hack us in anticipation of stealing our cryptocurrency. We may become the target of cyber-attacks by third parties seeking unauthorized access to our customers’ confidential data, which could disrupt our ability to provide some or all of the services on the platform or lead to exposure of customer information. Additionally, we use certain third-party service providers to store and process data on our behalf, and they face a variety of security risks. We have taken steps to protect customer information that might pass through our platform. However, our security measures or those of our third-party service providers could be breached or we could suffer data loss or unauthorized access to, or use of, our platform or the systems or networks used in our business.

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It is virtually impossible for us to entirely mitigate the risk of these security threats, and the security, performance, and reliability of our platform may be disrupted by third parties, including competitors, hackers, disgruntled employees, former employees, or contractors. Certain kinds of viruses or malware can corrupt basic functionalities of device operating systems to allow hackers to access or misdirect our customers’ digital assets.

We also process, store and transmit our own data as part of our business and operations. This data may include personally identifiable, confidential or proprietary information, and we use third-party service providers to store and process certain data for us. There can be no assurance that any security measures that we or our third-party service providers have implemented will be effective against current or future security threats. While we take steps in an effort to protect the security of our platform and the availability, integrity, confidentiality and security of our data, our security measures or those of our third-party providers could fail and result in unauthorized access to or use of our platform or unauthorized, accidental or unlawful access to, or disclosure, modification, misuse, loss or destruction of, our or our customers’ data.

Whether or not accurate, a market perception that our platform is insecure, underperforming or unreliable could result in:

●	A loss of existing or potential customers or third-party relationships;
●	Harm to our financial condition and results of operations;
●	Delay or inability to attain market acceptance of our platform;
●	Expenditure of significant financial resources in efforts to analyze, correct, eliminate, remediate, or work around errors or defects, to address and eliminate vulnerabilities, and to address any applicable legal or contractual obligations relating to any actual or perceived security breach or incident;
●	Negative publicity and damage to our reputation and brand; and
●	Legal claims and demands (including for stolen assets or information, repair of system damages, and compensation to customers), litigation, regulatory audits, proceedings or investigations, and other liabilities.

Any actual or perceived security breach or other incident may also lead to the expenditure of significant financial and other resources in efforts to investigate or correct a breach, address and eliminate vulnerabilities and prevent future security breaches or incidents, as well as the incurring of significant expenses for remediation that may include liability for stolen assets or information, repair of system damage that may have been caused, and other liabilities. We have incurred and expect to incur significant expenses in an effort to prevent security breaches and other incidents, including deploying additional personnel and protection technologies, training personnel and engaging third-party experts and consultants.

Furthermore, because data security is a competitive factor in our industry, we make statements publicly, including in our privacy policies and terms of service, providing assurances about the security of our platform, including descriptions of our security measures. Should any of these statements be untrue or become untrue, even though circumstances beyond our reasonable control, we may face claims, investigations or other proceedings by U.S. federal and state regulators, as well as foreign regulators and private parties.

If we fail to integrate our platform with a variety of software applications, operating systems, and platforms that are developed by others, our platform may become less marketable, less competitive or obsolete, and our business, operating results, and financial condition would be adversely impacted.

Our customers and prospective customers expect our platform to integrate with a variety of software systems, and we need to continuously modify and enhance our platform to adapt to changes in software, browser, and database technologies. In general, we rely heavily on the fact that the providers of such software systems continue to allow us access to their APIs to enable these customer integrations. In the future we expect to integrate our platform with additional third-party APIs and we anticipate that we will be unable to rely on long-term written contracts to govern our relationships with these providers and instead will be subject to the standard terms and conditions for application developers of such providers, which govern the distribution, operation, and fees of such software systems, and which are subject to change by such providers from time to time. As such, our business, operating results, and financial condition could be adversely impacted.

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We may acquire other assets or businesses, or form collaborations or make investments in other companies or technologies that could harm our operating results, dilute our stockholders’ ownership, increase our debt or cause us to incur significant expense.

As part of our business strategy, we may pursue acquisitions of businesses and assets or enter into strategic alliances and collaborations, to initiate and then expand our operations. We may not identify or complete these transactions in a timely manner, on a cost-effective basis, or at all, and we may not realize the anticipated benefits of any such transaction, any of which could have a detrimental effect on our financial condition, results of operations and cash flows. We have limited experience with acquiring other companies and assets and limited experience with forming strategic alliances and collaborations. We may not be able to find suitable acquisition candidates, and if we make any acquisitions, we may not be able to integrate these acquisitions successfully into our existing business and we may incur additional debt or assume unknown or contingent liabilities in connection therewith. Integration of an acquired company or assets may also disrupt ongoing operations, require the hiring of additional personnel and the implementation of additional internal systems and infrastructure, especially the acquisition of commercial assets, and require management resources that would otherwise focus on developing our existing business. We may not be able to find suitable strategic alliances or collaboration partners or identify other investment opportunities, and we may experience losses related to any such investments.

To finance any acquisitions or collaborations, we may choose to issue debt or equity securities as consideration. Any such issuance of securities would dilute the ownership of our stockholders. If the price of our common stock is low or volatile, we may not be able to acquire other assets or companies or fund a transaction using our stock as consideration. Alternatively, it may be necessary for us to raise additional funds for acquisitions through public or private financings. Additional funds may not be available on terms that are favorable to us, or at all.

Because we do not have an audit or compensation committee, shareholders will have to rely on our entire Board of Directors to perform these functions.

We do not have an audit or compensation committee. These functions are performed by our Board of Directors of as a whole. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

We expect to face intense competition, often from companies with greater resources and experience than we have.

To acquire qualified companies, we are likely to face competition from companies that have substantially greater financial, technological, managerial and research and development resources and experience than we have. In addition, if we are successful in closing an acquisition of one or more target companies, these acquired companies are likely to face competition for their service and product offerings from large and well-established companies that have greater marketing and sales experience and capabilities than we have. If we are unable to compete successfully, we may be unable to grow, sustain our revenue or be successful in achieving our business plan.

Current global financial conditions have been characterized by increased volatility which could negatively impact our business, prospects, liquidity and financial condition.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. We cannot guaranty that debt or equity financing, the ability to borrow funds or cash generated by operations will be available or sufficient to meet or satisfy our initiatives, objectives or requirements. Our inability to access sufficient amounts of capital on terms acceptable to it for its operations will negatively impact its business, prospects, liquidity and financial condition.

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We are growing the size of our organization, and we may experience difficulties in managing any growth we may achieve.

As our growth plans proceed and development and commercialization plans and strategies develop, we expect to need additional development, managerial, operational, sales, marketing, financial, accounting, legal, and other resources. Future growth would impose significant added responsibilities on members of management. Our management may not be able to accommodate those added responsibilities, and our failure to do so could prevent us from effectively managing future growth, if any, and successfully growing our Company.

Our potential for rapid growth and our entry into new markets make it difficult for us to evaluate our current and future business prospects, and we may be unable to effectively manage any growth associated with these new markets, which may increase the risk of your investment and could harm our business, financial condition, results of operations and cash flow.

Our entry into new markets as we seek to expand our business and seek to acquire complementary businesses may place a significant strain on our resources and increase demands on our executive management, personnel and systems, and our operational, administrative and financial resources may be inadequate. We may also not be able to effectively manage any expanded operations or achieve planned growth on a timely or profitable basis, particularly if the number of customers using our technology significantly increases or their demands and needs change as our business expands. If we are unable to manage expanded operations effectively, we may experience operating inefficiencies, the quality of our products and services could deteriorate, and our business and results of operations could be materially adversely affected.

If we are unable to develop and maintain our brand and reputation for our service and product offerings, our business and prospects could be materially harmed.

Our business and prospects depend, in part, on developing and then maintaining and strengthening our brand and reputation in the markets we will serve and for the companies we acquire. If problems arise with our future products or services, our brand and reputation could be diminished. If we fail to develop, promote and maintain our brand and reputation successfully, our business and prospects could be materially harmed.

Any failure to protect our future intellectual property rights could impair our ability to protect our technology and our brand.

Our success depends in part on our ability to enforce our intellectual property and other proprietary rights of the companies we expect to acquire. We expect to rely upon a combination of trademark and trade secret laws, as well as license and other contractual provisions, to protect our intellectual property and other proprietary rights. These laws, procedures and restrictions provide only limited protection and any of our intellectual property rights may be challenged, invalidated, circumvented, infringed or misappropriated. To the extent that our intellectual property and other proprietary rights are not adequately protected, third parties may gain access to our proprietary information, develop and market products similar to ours or use trademarks similar to ours, each of which could materially harm our business. The failure to adequately protect our intellectual property and other proprietary rights could have a material adverse effect on our business, financial condition and results of operations.

Our expansion into new products, services, technologies, and geographic regions subjects us to additional risks.

We may have limited or no experience in our newer markets, and our customers may not adopt our product or service offerings. These offerings, which can present new and difficult technology challenges, may subject us to claims if customers of these offerings experience service disruptions or failures or other quality issues. For example, the NFTs on which we have recently focused may prove to be speculative and not sustain the value they currently have to our clients. In addition, profitability, if any, in our newer activities may not meet our expectations, and we may not be successful enough in these newer activities to recoup our investments in them. Failure to realize the benefits of amounts we invest in new technologies, products, or services could result in the value of those investments being written down or written off.

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The impact of epidemics or pandemics may limit our future business both from the demand and supply sides. Our sale people may not be able to effectively engage with customers due to restrictions on travel, conferences and in-person meetings. Our supply chain may be impacted by production and distribution delays. Due to these factors we may limit future operations to reduce expenses until events support and allow normal business procedures.

Our current business and future acquired businesses and/or operations both domestic and abroad, and the businesses of our potential customers could be materially and adversely affected by the risks, or the public perception of the risks, related to a pandemic or other health crisis, such as the outbreak of the novel coronavirus (COVID-19) as well as the variants.

The growth of the businesses we acquire may, in part, be reliant on the willingness of customers to invest in their products and solutions. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could cause customers to avoid purchases which would delay sales of those products and solutions.

Our financial results fluctuate and may be difficult to forecast, and this may cause a decline in the trading price of our stock.

Our revenues, expenses and operating results are difficult to predict given our limited history of current operations. We expect that our operating results will continue to fluctuate in the future due to a number of factors, some of which are beyond our control. These factors include, but are not limited to:

●	our ability to increase our brand awareness;

●	our ability to attract new customers;

●	our ability to increase our customer base;

●	the amount and timing of costs relating to the expansion of our operations, including sales and marketing expenditures;

●	Our ability to introduce new mobile payment offerings or customer services in a competitive environment;

●	technical difficulties consumers might encounter in using our NFTs; and

●	our ability to manage third-party outsourced operations;

Due to all of these factors, our operating results may fall below the expectations of investors, which could cause a decline in the trading price of our common stock.

We intend to make acquisitions that could disrupt our operations and adversely impact our business and operating results.

We intend to attempt to acquire complementary Web3 businesses and to support the transition and integration of acquired operations with our ongoing business as a part of our growth strategy. Other than as disclosed herein, we currently have no binding commitments or agreements with respect to any such acquisitions and there can be no assurance that we will eventually consummate any acquisitions. The process of integrating acquired assets into our operations may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for the ongoing development of our business. In addition, we have limited experience in performing acquisitions and managing growth. There can be no assurance that the anticipated benefits of any acquisition will be realized. In addition, future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets, any of which could materially and adversely affect our operating results and financial position. In addition, acquisitions also involve other risks, including risks inherent in entering markets in which we have no or limited prior experience and the potential loss of key employees.

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Our plans for expansion cannot be implemented if we lose our key personnel or cannot recruit additional personnel.

We depend substantially on the continued services, specialized knowledge and performance of our senior management, particularly but not limited to Howard Gostfrand, Laura Anthony, Brian Klatsky, Lauren Klatsky, Kemah E. P. Washington, and Rafi Goldman. We do not have employment agreements with these executives, and they could terminate their employment with us at any time. As a result, these executives may elect to pursue other opportunities at any time. If one or more of these individuals choose to leave our Company, we may lose a significant number of relationships and operating expertise which they have developed over many years and which would be difficult to replace. The loss of the services of any executive officer or other key employee could hurt our business.

In addition, as our business expands, we will need to add new information technology and engineering personnel to maintain and expand our systems and customer support personnel to serve our growing customer base. If we are unable to hire and successfully train employees or contractors in these areas, users of our platform may have negative experiences and we may lose customers, which would diminish the value of our brand and harm our business. The market for recruiting qualified information technology and other personnel is extremely competitive, and we may experience difficulties in attracting and retaining employees. Should we fail to retain or attract qualified personnel, we may not be able to compete successfully or implement our plans for expansion.

We have an evolving business model with still untested growth initiatives.

We have an evolving business model and intend to implement new strategies to grow our business in the future. Among other strategies for organic growth, we intend to recruit partners to sell our NFT products and other digital assets. There can be no assurance that we will be successful in developing new product categories or in entering new specialty markets or in implementing any other growth strategies. Similarly, there can be no assurance that we already have or will be able to obtain or retain any employees, consultants or other resources with any specialized skills or relationships to successfully implement our strategies in the future.

We rely on third-party systems to conduct our business and relationships with payment processors, advertisers, third party sellers of our NFTs, and our revenues and market share may decrease if these third-party relationship and systems are unavailable in the future or if they no longer offer quality performance.

We rely on third-party computer systems and third-party service providers, including payment services such as Stripe, and Wyre for credit card verifications and confirmations, to host our website and to advertise and deliver the products sold on our website to customers. We also rely on third-party licenses for components of the software underlying our technology platform. Any interruption in our ability to obtain the products or services of these or other third parties or deterioration in their performance could impair the timing and quality of our own service. If our service providers fail to deliver high-quality services in a timely manner to our customers, our services will not meet the expectations of our customers and our reputation and brand will be damaged. Furthermore, if our arrangements with any of these third parties are terminated, we may not find an alternate source of systems support on a timely basis or on terms as advantageous to us. In addition, our contracts or arrangements with suppliers do not provide for the continuation of particular pricing practices, for the availability of any specific services and generally may be terminated by either party. If we are unable to develop and maintain relationships with these third-party suppliers that will allow us to obtain sufficient levels of service on acceptable commercial terms, such inability could harm our business, prospects, financial condition and results of operations.

We are subject to cyber security risks and risks of data loss or other security breaches.

Our business involves the storage and transmission of users’ proprietary information, and security breaches could expose us to a risk of loss or misuse of this information, and to resulting claims, fines, and litigation. We have been subjected to a variety of cyber-attacks, which have increased in number and variety over time. We believe our systems are probed by potential hackers virtually 24/7, and we expect the problem will continue to grow worse over time. Cyber-attacks may target us, our customers, our suppliers, banks, credit card processors, delivery services, e-commerce in general or the communication infrastructure on which we depend. Any compromise of our security could result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation, and a loss of confidence in our security measures, any of which could have a material adverse effect on our financial results and business. Moreover, any insurance coverage we may carry may be inadequate to cover the expenses and other potential financial exposure we could face as a result of a cyber-attack or data breach.

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We may not be able to compete successfully against existing or future competitors including larger, well-established and well-financed NFT companies.

Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. In addition, some of our competitors may be able to devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing and devote substantially more resources to systems development than we do. Increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise. We cannot provide assurance that we will be able to compete successfully against existing or future competitors.

Our business depends on effective marketing, including marketing via email and social networking messaging, and we intend to increase our spending on marketing and branding, which may adversely affect our financial results.

We depend on effective marketing to attract customers and merchants. We depend on email and social networking messaging to promote our site and offerings and to generate a substantial portion of our revenues. If we are unable to develop, implement and maintain effective and efficient cost-effective advertising and marketing programs, it would have a material adverse effect on our financial results and business. Further, as part of our growth strategies, we intend to increase our spending on marketing and branding initiatives significantly, which may adversely affect our financial results. There is no assurance that any increase in our marketing or branding expenditures will result in increased market shares or will ultimately have a positive effect on our financial results.

If we do not respond to rapid technological changes, our services could become obsolete and we could lose customers.

To remain competitive, we must continue to enhance and improve the functionality and features of our NFT platform and design studio businesses. We may face material delays in introducing new services, products and enhancements. If this happens, our customers may forego the use of our platform and use those of our competitors. If competitors introduce new products and services using new technologies or if new industry standards and practices emerge, our existing technology and systems may become obsolete. Our failure to respond to technological change or to adequately maintain, upgrade and develop our computer network and the systems used to process customers’ orders and payments could harm our business, prospects, financial condition and results of operations.

Use of social media may adversely impact our reputation.

There has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of internet-based communications that allow individuals access to a broad audience of consumers and other interested persons. Consumers value readily available information concerning retailers, manufacturers, and their goods and services and often act on such information without further investigation, authentication and without regard to its accuracy. The availability of information on social media platforms and devices is virtually immediate as is its impact. Social media platforms and devices immediately publish the content their subscribers and participants post, often without filters or checks on accuracy of the content posted. The opportunity for dissemination of information, including inaccurate information, is seemingly limitless and readily available. Information concerning our company may be posted on such platforms and devices at any time. Information posted may be adverse to our interests, may be inaccurate, and may harm our performance, prospects or business. The harm may be immediate without affording us an opportunity for redress or correction. Such platforms also could be used for the dissemination of trade secret information or otherwise compromise valuable company assets, all of which could harm our business, prospects, financial condition and results of operations.

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Risks Related to Digital Assets

Whether a particular non-fungible token (NFT) or other crypto assets is a “security” in any relevant jurisdiction is subject to a high degree of uncertainty, and if we are unable to properly characterize an NFT or other crypto asset, we may be subject to regulatory scrutiny, inquiries, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.

The SEC and its staff have taken the position that certain crypto assets (which includes NFTs) fall within the definition of a “security” under the U.S. federal securities laws. The legal test for determining whether any given crypto asset is a security is a highly complex, fact-driven analysis that evolves over time, and the outcome is difficult to predict. The SEC generally does not provide advance guidance or confirmation on the status of any particular crypto asset as a security. Furthermore, the SEC’s views in this area have evolved over time and it is difficult to predict the direction or timing of any continuing evolution. It is also possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff. For example, Chair Gary Gensler has repeatedly remarked on the need for further regulatory oversight on crypto assets, crypto trading, and lending platforms by the SEC. Public statements by senior officials at the SEC indicate that the SEC does not intend to take the position that Bitcoin or Ethereum are securities (in their current form). Bitcoin and Ethereum are the only crypto assets as to which senior officials at the SEC have publicly expressed such a view. Moreover, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other crypto asset. With respect to all other crypto assets, there is currently no certainty under the applicable legal test that such assets are not securities, notwithstanding the conclusions we may draw based on our risk-based assessment regarding the likelihood that a particular crypto asset could be deemed a “security” under applicable laws. Similarly, though the SEC’s Strategic Hub for Innovation and Financial Technology published a framework for analyzing whether any given crypto asset is a security in April 2019, this framework is also not a rule, regulation or statement of the SEC and is not binding on the SEC.

Several foreign jurisdictions have taken a broad-based approach to classifying crypto assets as “securities,” while other foreign jurisdictions, such as Switzerland, Malta, and Singapore, have adopted a narrower approach. As a result, certain crypto assets may be deemed to be a “security” under the laws of some jurisdictions but not others. Various foreign jurisdictions may, in the future, adopt additional laws, regulations, or directives that affect the characterization of crypto assets as “securities.”

The classification of a crypto asset as a security under applicable law has wide-ranging implications for the regulatory obligations that flow from the offer and sale of such assets. For example, a crypto asset that is a security in the United States may generally only be offered or sold in the United States pursuant to a registration statement filed with the SEC or in an offering that qualifies for an exemption from registration. Persons that effect transactions in crypto assets that are securities in the United States may be subject to registration with the SEC as a “broker” or “dealer.” Platforms that bring together purchasers and sellers to trade crypto assets that are securities in the United States are generally subject to registration as national securities exchanges, or must qualify for an exemption, such as by being operated by a registered broker-dealer as an ATS in compliance with rules for ATSs. Persons facilitating clearing and settlement of securities may be subject to registration with the SEC as a clearing agency. Foreign jurisdictions may have similar licensing, registration, and qualification requirements.

We have policies and procedures to analyze whether each NFT that we seek to facilitate listing and sale on our platform could be deemed to be a “security” under applicable laws. Our policies and procedures do not constitute a legal standard but rather represent our company-developed model, which permits us to make a risk-based assessment regarding the likelihood that a particular NFT could be deemed a “security” under applicable laws. Regardless of our conclusions, we could be subject to legal or regulatory action in the event the SEC, a state or foreign regulatory authority, or a court were to determine that an NFT listed and sold on our platform is a “security” under applicable laws. Because our platform is not registered or licensed with the SEC or foreign authorities as a broker-dealer, national securities exchange, or ATS (or foreign equivalents), and we do not seek to register or rely on an exemption from such registration or license to facilitate the offer and sale of NFTs on our platform, we only permit listing on our platform of those NFTs for which we determine there are reasonably strong arguments to conclude that the NFT is not a security. We believe that our process reflects a comprehensive and thoughtful analysis and is reasonably designed to facilitate consistent application of available legal guidance to crypto assets to facilitate informed risk-based business judgment. However, we recognize that the application of securities laws to the specific facts and circumstances of crypto assets may be complex and subject to change, and that a listing determination does not guarantee any conclusion under the U.S. federal securities laws. We expect our risk assessment policies and procedures to continuously evolve to take into account case law, facts, and developments in technology.

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There can be no assurances that we will properly characterize any given NFT as a security or non-security for purposes of determining whether our platform will allow the listing of such NFT, or that the SEC, foreign regulatory authority, or a court, if the question was presented to it, would agree with our assessment. If the SEC, state or foreign regulatory authority, or a court were to determine that NFTs offered or sold on our platform are securities, we would not be able to offer such NFTs until we are able to do so in a compliant manner. A determination by the SEC, a state or foreign regulatory authority, or a court that an NFT listed and sold on our platform was a security may also result in us determining that it is advisable to remove NFTs from our platform that have similar characteristics to the NFT that was determined to be a security. In addition, we could be subject to judicial or administrative sanctions for failing to offer or sell the NFT in compliance with the registration requirements, or for acting as a broker, dealer, or national securities exchange without appropriate registration. Such an action could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, criminal liability, and reputational harm. Customers that purchased such NFTs on our platform and suffered losses could also seek to rescind a transaction that we facilitated as the basis that it was conducted in violation of applicable law, which could subject us to significant liability. We may also be required to cease facilitating transactions in other similar NFTs, which could negatively impact our business, operating results, and financial condition.

We rely on third party platforms to operate our NFT Marketplace.

We rely on third-party platforms and software providers such as MetaMask and OpenSea to operate our NFT marketplace and perform auctions of NFTs. If we are unable to maintain a good relationship with such platform providers; if the terms and conditions or pricing of such platform providers change; if we violate or cannot comply with the terms and conditions of such platforms; or if any such platform loses market share or falls out of favor or is unavailable for a prolonged period of time, access to and use of our NFT marketplace will suffer.

There are risks associated with operating a marketplace for NFTs.

The regulatory regime governing blockchain technologies, cryptocurrencies, and tokens is uncertain, and new regulations or policies may materially affect our NFT marketplace and our business generally. There are risks associated with marketplaces for NFTs that sell user generated content, including but not limited to, counterfeit assets, intellectual property violations, unregistered sales of securities, assets on smart contracts with bugs, and assets that may become untransferable. These risks could create liability and have an adverse effect on the Company.

Our risk management efforts may not be effective to prevent fraudulent activities by third-party providers or other parties, which could expose us to material financial losses and liability and otherwise harm our business.

We contract with third-party providers for applications available through our platform, as well as some services required to maintain the platform. We may be targeted by parties, including customers, hackers, or third-party providers, who seek to commit acts of financial fraud using techniques such as stolen identities and bank accounts, compromised email accounts, employee or insider fraud, account takeover, or other types of fraud. We may suffer losses from acts of financial fraud committed by our employees or third parties.

The techniques used to perpetrate fraud on our platform and the applications accessed through our platform are continually evolving, and we expend considerable resources to monitor and combat them, and to inform customers of the limits to the control we have over third-party provider activities. Additionally, when we introduce new products and applications, or expand existing products, we may not be able to identify all risks created by the new products or applications. Our risk management policies and procedures may not be sufficient to identify all of the risks to which we or our customers are exposed, to enable us to prevent or mitigate the risks we have identified, or to identify additional risks to which we or our customers may become subject in the future. Furthermore, our risk management policies and procedures may contain errors, or our employees or agents may commit mistakes or errors in judgment as a result of which we may suffer large financial losses.

The growth of our business will continue to place significant demands on our risk management efforts, and we will need to continue developing and improving our existing risk management policies and procedures. As techniques used to perpetrate fraud on our platform evolve, we may need to modify our platform, services or agreements with third parties to mitigate fraud risks. Further, these types of fraudulent activities on our platform can also expose us to civil and criminal liability, governmental and regulatory sanctions as well as potentially cause us to be in breach of our contractual obligations to our third-party providers.

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Digital assets were only introduced within the past decade, and our success will be impacted by number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets.

Digital assets (such as cryptocurrencies) were only introduced within the past decade, and the medium-to-long term value of such assets is subject to a number of factors relating to the capabilities and development of blockchain technologies, such as the nascency of their development, their dependence on the internet and other technologies, their dependence on the role played by users, developers and miners and the potential for malicious activity. As our primary business plan involves dealing directly with digital assets, the realization of one or more of the following risks could materially adversely affect our business:

●	Digital asset networks and the software used to operate digital assets are in the early stages of development. Given the nascency of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks.
●	The loss or destruction of a private key required to access a digital asset may be irreversible. If a private key is lost, destroyed, or otherwise compromised and no backup of the private key is accessible, the owner would be unable to access the digital asset corresponding to that private key and the private key will not be capable of being restored by the digital asset network.
●	Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network would affect the ability to transfer digital assets, and, consequently, their value.
●	The acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in a digital asset network, could result in a “fork” in such network’s blockchain, resulting in the operation of multiple separate networks.
●	Over the past several years, digital asset mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation application specific integrated circuit machines to “professionalized” mining operations using proprietary hardware or sophisticated machines. If the profit margins of digital asset mining operations are not sufficiently high, digital asset miners are more likely to immediately sell tokens earned by mining, resulting in an increase in liquid supply of that digital asset, which would generally tend to reduce that digital asset’s market price.
●	In the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. Such occurrences can reduce confidence in digital assets as a whole. Any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of OpenLocker.

Moreover, because digital assets, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict at this time.

Digital assets represent a new and rapidly evolving industry, and the value of OpenLocker depends significantly on the acceptance of digital assets as payment, such as cryptocurrencies.

Cryptographic and algorithmic protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect our value:

●	Digital assets – for example, Bitcoin – have only recently become selectively accepted as a means of payment by retail and commercial outlets, and use of such digital by consumers to pay such retail and commercial outlets remains limited. Banks and other established financial institutions may refuse to process funds for cryptocurrency transactions; process wire transfers to or from digital asset exchanges, digital asset-related companies, or service providers; or maintain accounts for persons or entities transacting in digital assets.
●	Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.
●	Certain privacy-preserving features have been or are expected to be introduced to digital asset networks, and exchanges or businesses that facilitate transactions in Bitcoin, for example, may be at an increased risk of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks.
●	Users, developers and miners may otherwise switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks.

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Changes in the governance of a digital asset network may not receive sufficient support from users and miners, which may negatively affect that digital asset network’s ability to grow and respond to challenges.

The governance of decentralized networks, such as the Bitcoin and Ethereum networks, is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of any particular decentralized digital asset network, which may stymie such network’s utility and ability to grow and face challenges. The foregoing notwithstanding, the protocols for some decentralized networks are informally managed by a group of core developers that propose amendments to the relevant network’s source code. Core developers’ roles evolve over time, largely based on self-determined participation. If a significant majority of users and miners adopt amendments to a decentralized network based on the proposals of such core developers, such network will be subject to new protocols that may adversely affect the value of the relevant digital asset.

As a result of the foregoing, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems, especially long-term problems, on digital asset networks.

Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets could have an adverse effect on the market price of such digital asset.

As of December 31, 2021, the largest 100 Bitcoin wallets held approximately 15% of the digital assets in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of digital assets, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of digital assets, increasing risk for investment in our Company.

Certain cryptocurrencies may rely on a public or third-party blockchain and the success of such blockchain may have a direct impact on the success and value of cryptocurrencies held by us.

Some cryptocurrencies are built on existing third-party blockchains and are partly dependent on the effectiveness and success of such blockchains, as well as the success of other blockchain and decentralized data storage systems that are being used by the issuer of the cryptocurrencies. There is no guarantee that any of these systems or will continue to exist or be successful. This could lead to disruptions of our operations and could negatively affect us.

Digital assets held by us may be negatively affected by technological advances that undermine the cryptographic consensus mechanism underpinning blockchain and distributed ledger protocols.

Advances in cryptography or technical advances such as the development of quantum computing could present risks to the viability of digital asset by undermining or vitiating the cryptographic consensus mechanism that underpins blockchain and distributed ledger protocols. Similarly, legislatures and regulatory agencies could prohibit the use of current and/or future cryptographic protocols which could limit the use of cryptocurrencies, resulting in a significant loss of value for our shareholders.

Risks Relating to NFTs

The market for NFTs is relatively new and subject to significant volatility.

The valuation of NFTs depends considerably on scarcity and the perception of potential and existing owners and buyers of an NFT’s worth and each other, along with other cultural factors and the exclusivity and availability of distribution channels. It is extremely difficult to anticipate the market for an NFT, however the value of NFTs, like many other Digital Assets, may change substantially and in a rapid and unpredictable manner. NFTs are a hard-to-value asset and valuation methodology is still developing. As such, the valuations of the NFTs held and sold by us may change significantly over time. Additionally, a decline in the market for collectible NFTs generally or specific types of NFT collectibles, or adverse market conditions generally (due to general economic conditions, market preferences or cultural factors) would result in either the failure of our NFT collectibles to maintain or increase in value or alternatively a decrease in value of our NFT collectibles compared to the acquisition price. There is a limited basis for us to evaluate the possible merits or risks of offering any particular NFT product or service. For these and additional reasons, offering NFT products and services, are speculative and involve a high degree of risk.

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NFT collectibles may be a relatively illiquid asset.

While many Digital Assets can be bought and sold easily, in the case of NFT collectibles, we will need to identify buyers who are willing to pay a certain price for a particular, one-of-a-kind item. If we elect to dispose of an NFT collectible through an auction house, commissions will be to the auction house that will reduce our returns. In addition, following a sale at auction, a successful bidder may fail to pay in accordance with the timescales laid down by the relevant auction house resulting in either (i) delayed payment by said bidder; or (ii) the need for us to sell the work either privately, via a gallery or at a subsequent auction, in either case resulting in losses for us.

There may be virtual currency tax implications.

On March 25, 2014, the Internal Revenue Service (the “Service”) issued a notice regarding certain U.S. federal tax implications of transactions in, or transactions that use, “virtual currency” (the “Notice”). According to the Notice, virtual currency is treated as property, not currency, for U.S. federal tax purposes, and “general tax principles applicable to property transactions apply to transactions using virtual currency”. In part, the Notice provides that the character of gain or loss from the sale or exchange of virtual currency depends on whether the virtual currency is a capital asset in the hands of the taxpayer. Accordingly, in the United States, certain transactions in virtual currency are taxable events and subject to information reporting to the Service to the same extent as any other payment made in property.

Additionally, the Service recently issued a revenue ruling regarding certain tax consequences of “hard forks” and “airdrops” of a virtual currency (the “Revenue Ruling”). The Revenue Ruling provides that a taxpayer does not have gross income as a result of a hard fork of a virtual currency the taxpayer owns if the taxpayer does not receive units of a new virtual currency. However, an airdrop of a new virtual currency following a hard fork generally results in ordinary income to the taxpayer if the taxpayer receives units of new cryptocurrency.

Although the Service has issued the Notice and the Revenue Ruling, the U.S. Department of Treasury and the Service may publish future guidance that provides for adverse tax consequences to our Company. Those tax laws and regulations change on an ongoing basis and that they may be changed with retroactive effect. Moreover, the interpretation and application of tax laws and regulations by certain tax authorities may not be clear, consistent or transparent. As a result, the U.S. federal tax consequences impacting us are uncertain, and our Net Asset Value at the time any subscriptions, withdrawal or exchanges of Interests occur may not accurately reflect our direct or indirect tax liabilities, including on any historical realized or unrealized gains (including those tax liabilities that are imposed with retroactive effect). In addition, our Net Asset Value at the time any subscriptions, withdrawals or exchanges of Interests occur may reflect a direct or indirect accrual for tax liabilities, including estimates of such tax liabilities, that may not ultimately be paid. Accounting standards may also change, creating an obligation for our Company to accrue for a tax liability that was not previously required to be accrued for or in situations in which it is not expected that we will directly or indirectly be ultimately subject to such tax liability.

Risks Related to Our Common Stock

Our common stock is subject to risks arising from restrictions on reliance on Rule 144 by shell companies or former shell companies.

Under a regulation of the SEC known as “Rule 144,” a person who beneficially owns restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such person has held the restricted securities for a prescribed period, which will be 6 months for the common stock. However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company (other than a business combination related shell company) or, unless certain conditions are met, that has been at any time previously a shell company.

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The SEC defines a shell company as a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.

As a result of a transaction reported on Form 8-K on August 4, 4021, we ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act. While we believe that we ceased to be a shell company, the SEC and others whose approval is required in order for shares to be sold under Rule 144 might take a different view.

Rule 144 is available for the resale of securities of former shell companies if and for as long as the following conditions are met:

(i)	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

(ii)	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

(iii)	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

(iv)	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as “Form 10 Information.”

Our common stock price may decrease due to factors beyond our control.

The stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for early-stage companies and which often have been unrelated to the operating performance of the companies. These broad market fluctuations may adversely affect the market price of our stock. If Descrypto’s stockholders sell substantial amounts of their stock in the public market, the price of our stock could fall. These sales also might make it more difficult for us to sell equity, or equity-related securities, in the future at a price we deem appropriate.

The market price of our stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

●	variations in our quarterly operating results,
●	changes in general economic conditions,
●	changes in market valuations of similar companies,
●	announcements by us or our competitors of significant acquisitions, strategic partnerships or joint ventures, or capital commitments,
●	poor reviews;
●	loss of a major customer, partner or joint venture participant; and
●	the addition or loss of key managerial and collaborative personnel.

Any such fluctuations may adversely affect the market price or value of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

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Our common stock is subject to the application of the “penny stock” rules which could adversely affect the market price of our common stock and increase transaction costs to sell those shares.

The SEC has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

●	that a broker or dealer approve a person’s account for transactions in penny stocks, and
●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person, and
●	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination and
●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

The market price for our common stock is particularly volatile which could lead to wide fluctuations in our share price. You may be unable to sell your common stock shares at or above your purchase price, or at all, which may result in substantial losses to you.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock shares will be at any time, or if our common stock shares will ever be able to trade, or as to what effect the sale of shares or the availability of common stock shares for sale at any time will have on the prevailing market price.

We do not intend to pay dividends for the foreseeable future.

We have never declared nor paid any cash dividends on our stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board.

If we are unable to comply with the financial reporting requirements mandated by the SEC’s regulations, investors may lose confidence in our financial reporting and the price of our common stock could decline.

If we fail to maintain effective internal controls over financial reporting, our ability to produce timely, accurate and reliable periodic financial statements could be impaired. If we do not maintain adequate internal control over financial reporting, investors could lose confidence in the accuracy of our periodic reports filed under the Exchange Act. Additionally, our ability to obtain additional financing could be impaired or a lack of investor confidence in the reliability and accuracy of its public reporting could cause our stock price to decline.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of OpenLocker for period from inception (August 25, 2021) to the period ended December 31, 2021 and the three months ended March 31, 2022 should be read in conjunction with the other sections of this Current Report on Form 8-K, including “Risk Factors,” “Description of Business” and the Financial Statements and notes thereto of OpenLocker filed herewith as Exhibit 99.1 and the pro forma financials and notes thereto are filed herewith as Exhibit 99.2. The various sections of this discussion contain forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout Current Report on Form 8-K as well as other matters over which we have no control. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K, other than as required by law.

Overview

For an overview of the business of OpenLocker, please see the section titled “Overview of the Business of OpenLocker” beginning on page 4.

Results of Operations

For the period from inception through December 31, 2021, we generated revenue of $75.

During the three months ended March 31, 2022 we generated revenues of $22,889. The revenue during this period was generated from our Bone Yard Huskyz Club NFT launch for the University of Connecticut’s men’s basketball team.

Operating expenses for the period from inception through December 31, 2021 were $150,222 consisting of general and administrative fees of $69,671 and research and development expenses of $80,551.

Operating expenses for the three months ended March 31, 2022 were $137,648 consisting of general and administrative expenses of $69,302 and research and development expenses of $68,346.

Net loss for the period from inception through December 31, 2021 was $150,147. Net loss for the three months ended March 31, 2022 was $114,759.

Liquidity and Capital Resources

As of December 31, 2021, we had $19,454 in cash and did not have any other cash equivalents. The following table provides detailed information about our net cash flow for the period from inception to December 31, 2021. Financing activities during this time period consisted of the sale of common stock to our founders and the sale of SAFEs which SAFEs all converted into common stock and were exchanged for shares of Descrypto at the Closing of the transaction reported in this Item 2.01 of Form 8-K.

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The following table sets forth a summary of our cash flows for the period from inception to December 31, 2021:

Year Ended December 31, 2021
Net cash used in operating activities	$(105,546)
Net cash provided by (used in) investing activities	$0
Net cash provided by financing activities	$125,000
Net increase (decrease) in Cash	$19,454
Cash, beginning of period	$0
Cash, end of period	$19,454

As of March 31, 2022, we had $73,747 in cash and did not have any other cash equivalents. The following table provides detailed information about our net cash flow for the period from inception to March 31, 2022. Financing activities during this time period consisted of the sale of SAFE’s which SAFE’s all converted into common stock and were exchanged for shares of Descrypto at the Closing of the transaction reported in this Item 2.01 of Form 8-K

Quarter Ended March 31, 2022
Net cash used in operating activities	$(70,707)
Net cash provided by financing activities	$125,000
Net increase (decrease) in Cash	$54,293
Cash, beginning of period	$19,454
Cash, end of period	$73,747

Since inception, we have financed our cash flow requirements through issuance of common stock and convertible debt financing. In addition, following the Closing of our acquisition by Descrypto we will receive $300,000 for use for working capital and will receive an additional $250,000 on or before September 1, 2022. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations. We anticipate obtaining additional financing to fund operations through additional common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital.

We anticipate that the operating funds received by our parent company, Descrypto, will be sufficient to fund our growth in operations and make up for operating losses for a period of 12 months.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our website, provide national and regional industry participants with an effective, efficient and accessible website on which to promote their products and services through the Internet, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on the Company.

Plan of Operations

Over the next 12 months, we expect to require approximately $750,000 to $1,000,000 in operating funds to carry out our intended plan of operations. In Q3 2022, OpenLocker is planning to deliver profile picture NFTs to Bone Yard Huskyz Club NFT holders. In addition, OpenLocker plans to build out its Platinum Card Collection for individual high school, college and professional athletes interested in selling their NIL NFTs and physical collectibles on the platform. This will require additional graphic design and development work as well as marketing expenses and a project manager and customer support representative. In Q3 2022 and Q4 2022, OpenLocker also plans to expand the university fan club model to an additional six colleges.

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Furthermore, OpenLocker anticipates expanding to two or three other professional sports in the next six to twelve months.

We are planning to obtain the funds necessary to execute our plan of operations from revenues from operations together with funding from our parent company, Descrypto which in turn will raise funds through private and public securities offerings.

There can be no assurance that we will be able to obtain the necessary funds for our foregoing operations on terms that are acceptable to us or at all, and there can be no assurance that our plan of operations can be executed as planned, or at all.

Going Concern

OpenLocker’s financial statements have been prepared assuming that OpenLocker will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of the financial statements for OpenLocker included elsewhere in this report. On a consolidated basis, OpenLocker has incurred significant operating losses since inception. Because OpenLocker does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about OpenLocker’s ability to continue as a going concern. Therefore, OpenLocker will need to raise additional funds and is currently exploring alternative sources of financing. Historically, OpenLocker has raised capital through private placements, notes payable and related party loans as an interim measure to finance working capital needs and may continue to raise additional capital through the sale of common stock or other securities and obtaining some short-term loans in order to fund its operations. On December 31, 2021, OpenLocker had a retained deficit of ($150,147) and negative working capital of ($24,947). The financial statements do not include any adjustments that might be necessary if OpenLocker is unable to continue as a going concern. OpenLocker’s continuation as a going concern is dependent upon the ability to raise financing from third parties and generating revenues from operations. There is no assurance that OpenLocker will be successful in doing so.

Critical Accounting Policies and Estimates

Business Segments

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reported period. In accordance with GAAP, we base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

Use of Estimates

Preparing financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates, and those estimates may be material.

Changes in estimates are recorded in the period in which they become known. OpenLocker bases its estimates on historical experience and other assumptions, which include both quantitative and qualitative assessments that it believes to be reasonable under the circumstances.

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Fair Value of Financial Instruments

OpenLocker accounts for financial instruments under Financial Accounting Standards Board (“FASB”) ASC 820, Fair Value Measurements. ASC 820 provides a framework for measuring fair value and requires disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on OpenLocker’s principal or, in absence of a principal, most advantageous market for the specific asset or liability.

OpenLocker uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires OpenLocker to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value.

The three tiers are defined as follows:

●	Level 1 — Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;
●	Level 2 — Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and
●	Level 3 — Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

The determination of fair value and the assessment of a measurement’s placement within the hierarchy requires judgment. Level 3 valuations often involve a higher degree of judgment and complexity. Level 3 valuations may require the use of various cost, market, or income valuation methodologies applied to unobservable management estimates and assumptions. Management’s assumptions could vary depending on the asset or liability valued and the valuation method used. Such assumptions could include estimates of prices, earnings, costs, actions of market participants, market factors, or the weighting of various valuation methods. OpenLocker may also engage external advisors to assist in determining fair value, as appropriate.

Revenue Recognition

OpenLocker generates revenue from two main sources, primary sales of NFTs on its online store and commissions collected from sales on the secondary marketplace.

Revenue is recognized in accordance with FASB Topic ASC No. 606, “Revenue from Contracts with Customers”. The Company recognizes revenue when its performance obligations are complete, which occurs at a point in time related to the transfer of an NFT to its customer. Currently, all sales contain a single performance obligation.

All payments are received from third-party payment processing providers. The Company receives payments from sales on its primary marketplace (Shopify site) as well as two other sources. Each of these sources of payment relate to the completion of a single performance obligation completed at a point in time, which occurs upon the transfer of an NFT and where no further performance obligations are required:

●	Shopify payouts from credit/debit cards transactions typically occur 2-3 days after date of sale,
●	PayPal payments are received same day; and
●	Cryptocurrency payments are deposited immediately into OpenLocker’s Coin Payments account.

The Company also recognizes revenues generated from the 5% commission fee collected on secondary marketplace sales transacted on the OpenLocker Trading Portal site, operated by Mint Blockchain Solutions, which is deposited into a blocto wallet. The platform uses FUSD (1:1 USD-backed stablecoin) as the fungible token on the Flow network. Conversion from FUSD to USD and transfers to company bank account will be made on a monthly basis.

Shipping fees collected from customers for physical collectibles are included with revenues received from Shopify payouts. The majority of those collectibles have not yet been shipped due to a delay in receiving the goods from our vendor. Prior to the product shipping, any amounts received in advance are accounted for as contract liabilities (deferred revenue).

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Software Development Costs

Internal-use software development costs are accounted for in accordance with ASC 350-40, “Internal-Use Software”. The costs incurred in the preliminary stages of development are expensed as research and development costs.

Once an application has reached the development stage, internal and external costs incurred to develop internal-use software are capitalized and amortized on a straight-line basis over the estimated useful life of the software (typically three to five years).

Maintenance and enhancement costs, including those costs in the post-implementation stages, are typically expensed as incurred, unless such costs relate to substantial upgrades and enhancements to the software that result in added functionality, in which case the costs are capitalized and amortized on a straight-line basis over the estimated useful life of the software.

OpenLocker reviews the carrying value for impairment whenever facts and circumstances exist that would suggest that assets might be impaired or that the useful lives should be modified. Amortization expense related to capitalized internal-use software development costs will be included in the cost of goods sold line-item in the statements of operations.

For the period from August 25, 2021 (inception) to December 31, 2021, OpenLocker expensed $80,551 in software development costs.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs are included as a component of general and administrative expense in the statement of operations.

OpenLocker recognized $7,057 in marketing and advertising costs during the period from August 25, 2021 (inception) to December 31, 2021.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

DESCRIPTION OF PROPERTY

Our principal executive offices are located at to 625 N. Flagler Drive, Suite 600, West Palm Beach, Florida 33401. In addition, OpenLocker maintains an office at 320 Broad Street, Red Bank, NJ 07701.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of May 31, 2022 by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
●	each of our current named executive officers and directors that beneficially own shares of our common stock; and
●	all our executive officers and directors as a group.

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Information with respect to beneficial ownership has been furnished by each director, named executive officer or 5% or more stockholder, as the case may be. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name of Beneficial Owner (1)	Amount of Beneficial Ownership of Common Stock	Percent of Outstanding Common Stock (2)	Amount of Beneficial Ownership of Preferred Stock	Percent of Outstanding Preferred Stock (3)	Percent of Vote (4)
Directors and Executive Officers:
Howard Gostfrand (5)	62,500	0.16%	17,760	50%	24.14%
Laura Anthony (6)	62,500	0.16%	17,760	50%	24.14%
Brian Klatsky	3,927,113	10.25%	0	0%	0.00%
All directors and officers as a group (2 persons)
5% Stockholders:
Balance Labs, Inc. (7)	7,243,129	18.90%	0	0%	9.81%
Lyons Capital, LLC (8)	2,084,112	5.44%	0	0%	2.82%
Abby Klatsky	3,927,113	10.25%	0	0%	5.32%
Brendan O’Brien	3,927,113	10.25%	0	0%	5.32%

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a stockholder has sole or shared voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants.

(2) Based on 38,320,006 shares of the Company’s common stock issued and outstanding as of May 31, 2022.

(3) Based on 35,520 shares of the Company’s Series A Preferred Stock issued and outstanding as of May 31, 2022.

(4) Each share of Series A Preferred Stock is convertible into 1,000 shares of common stock, at the election of the holder, at any time. On any matter submitted to the holders of common stock for a vote or on which the holders of common stock have a right to vote, each share of Series A Preferred Stock will have a number of votes equal to the number of shares of common stock into which the Series A Preferred Stock is convertible, but without conversion being required in connection therewith. Accordingly, each share of Series A Preferred Stock has 1,000 votes. The Series A Preferred Stock will vote together with the common stock as one class.

(5) Represents shares held by American Capital Ventures, Inc.. Howard Gostfrand is the President of American Capital Ventures, Inc., and has voting and dispositive power over the shares held by American Capital Ventures, Inc.

(6) Represents shares held by Leone Group LLC. Laura Anthony is the Managing Member of Leone Group LLC and has voting and dispositive power over the shares held by Leone Group, LLC.

(7) As disclosed in that certain Schedule 13D filed with the SEC on September 10, 2021 by Balance Labs, Inc. Represents shares held by Balance Labs, Inc. Michael D. Farkas is the beneficial holder of approximately 59.9% of the issued and outstanding capital stock of Balance Labs, Inc, holding 11,888,889, 1,400 and 1,098,526 shares of common stock of Balance Labs, Inc. through Balance Holdings, LLC, Shilo Security Solutions, Inc., and Shilo Holding Group LLC, respectively, as of May 18, 2021.

(8) Represents shares held by Lyons Capital, LLC. Jason Lyons is the Chief Executive Officer of Lyons Capital LLC, and has voting and dispositive power over the shares held by Lyons Capital LLC.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name and position of Descrypto’s current executive officers and directors.

Name	Age	Position
Howard Gostfrand	54	Chief Executive Officer, Principal Financial Officer and Director
Laura Anthony	55	President, Secretary, Chairperson and Director
Brian Klatsky	50	Director

Howard Gostfrand. Mr. Gostfrand, age 54, has been involved in the financial industry for over 26 years. Mr. Gostfrand formed ACV in 1999. As President and Founder of ACV, Mr. Gostfrand has worked closely with hundreds of public companies of various market capitalizations and diversified industries both domestic and international. His experience lies in consulting and guiding small-cap and middle market companies through implemented corporate strategy, investor outreach and financial marketing initiatives. Prior to founding ACV, he was a retail stockbroker focused on small-cap companies, having worked in New York City and South Florida.

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ACV is an investor relations and consulting firm focused on assisting small public companies with their approach to the investment community. ACV has represented over 150 companies in diverse industries from all over the country as well as internationally. Mr. Gostfrand has worked closely with management teams and understands the challenges associated with being a small and micro-cap company. Mr. Gostfrand has no intention of acting as the investor relations representative for any entity the Company may complete a transaction with. Rather, his years of experience working with small public companies makes him highly qualified to act as Chief Executive Officer of the Company.

Mr. Gostfrand is also an owner and managing member of AG Capital, a consulting and advisory firm for small and middle market private and public companies.

Mr, Gostfrand received a B.S. degree in Marketing Management from Boston University.

Mr. Gostfrand has not been involved in any negative legal proceedings required to be disclosed as enumerated in Item 401(f) of Regulation S-K.

Laura Anthony. Ms. Anthony, age 55, is the founding partner of Anthony L.G., PLLC, which she founded in 2001, a corporate, securities and business transactions law firm, and has been practicing law since 1993. Ms. Anthony provides corporate counsel to small-cap and middle market private and public companies. For 28 years, Ms. Anthony has served clients in areas including but not limited to compliance with Securities Act offer, sale and registration requirements, including private and public offerings; initial public offerings; follow-on offerings and PIPE transactions; compliance with NASDAQ and NYSE American initial and continued listing requirements; compliance with the initial quotation and maintenance of standards for the OTCQB and OTCQX; working with foreign private issuers; Regulation A/A+ offerings; compliance with the registration and reporting requirements under the Exchange Act; mergers and acquisitions; and general contract and business transactions. Ms. Anthony served on the board of directors of Aditx, Inc. (Nasdaq: ADTX), a biotechnology company, from July 2020 through December, 2021.

Ms. Anthony is also an owner and managing member of A.G. Capital Advisors, LLC (“AG Capital”), a consulting and advisory firm for small and middle market private and public companies.

Ms. Anthony received a B.A. degree in International Economics from Florida Atlantic University and a Juris Doctorate from Florida State University.

Ms. Anthony has not been involved in any negative legal proceedings as enumerated in Item 401(f) of Regulation S-K either in the past ten years or ever.

Brian Klatsky, President. Brian is the President and Founder of OpenLocker. He founded OpenLocker in August 2021 to assist student-athletes monetize their Name, Image, and Likeness with blockchain technology. He also heads the OpenStable division which connects thoroughbred racing fans with their favorite horses with NFTs.

Brian is a successful serial entrepreneur with more than 25 years of experience. He currently serves as a registered investment advisor at Gold Coast Wealth Management since 2017. Prior to GCWM, Brian spent 19 years at KCG (formerly Knight Capital). He served as head of NASDAQ cash trading and the deputy global head of cash trading. During his tenure at KCG, Brian managed firm capital and inventory in domestic and international equities for short term and long-term trading portfolios. He specialized in finding value in small cap names that lacked analyst and institutional coverage. Other responsibilities included developing and optimizing an electronic trading environment to provide world class customer service and enhanced liquidity to hundreds of broker dealer and institutional clients. Over the course of his career, he successfully managed over 300 traders and sales traders, client relationships, and firm capital through volatile market conditions and cycles.

Brian received his MBA from the University of Florida’s Hough Graduate School of Business with a global finance specialization from the Hong Kong University of Science and Technology. He obtained his B.S. with a major in Business from Skidmore College where he played college basketball.

Brian is the founder of Team Rio University (TRU). TRU is a non-profit grassroots basketball program in partnership with the Mario V. Chalmers Foundation and I’m Possible Training. TRU has grown into a nationally recognized Under Armour sponsored program responsible for skill development, life mentoring, academic/college placement assistance, and elite competition for middle school and high school student athletes. Brian is also a Founding Partner of BBN Racing.

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Brian joined the board of directors of Descrypto on May 31, 2022.

Mr. Gostfrand has not been involved in any negative legal proceedings required to be disclosed as enumerated in Item 401(f) of Regulation S-K.

Lauren Klatsky, Chief Operating Officer. Lauren is the Chief Operating Officer of OpenLocker and has held this position since September 2021.

Lauren is also Customer Relationship Manager for “I’m Possible Northeast Skill Lab”. Prior to that she was Director of Global Skill Labs where she developed and implemented a facility licensing program for two years. Other responsibilities included marketing, brand strategy, contract negotiation and conference management. Over the course of her career, Lauren has served as a Marketing & PR specialist for Whole Foods Market and Ming East West. She also owned & operated a boutique Pilates studio for 4 years, specializing in private training and self-myofascial release techniques.

Lauren received her M.S. in physics from the University of California, Los Angeles and obtained a B.S. in physics from the Massachusetts Institute of Technology along with a minor in Science, Technology & Society. She also holds an A.O.S degree in Culinary Arts from the Culinary Institute of America. She is a volunteer coach for Girls on the Run in Central New Jersey.

Committees

We do not have a standing nominating, compensation or audit committee. Rather, our full board of directors performs the functions of these committees. We do not believe it is necessary for our board of directors to appoint such committees because the volume of matters that come before our board of directors for consideration permits the directors to give sufficient time and attention to such matters to be involved in all decision making. Additionally, because our common stock is not listed for trading or quotation on a national securities exchange, we are not required to have such committees.

Director Independence

We have no independent directors, as such term is defined in the listing standards of The NASDAQ Stock Market, at this time. The Company is not quoted on any exchange that requires director independence requirements.

Code of Ethics

We have not yet adopted a code of ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. We expect that we will adopt a code of ethics in the near future. We have however, adopted an insider trading policy.

Family Relationships

Brian Klatsky and Lauren Klatsky are siblings. Other than the foregoing, there are no family relationships among any of our executive officers or directors.

Involvement in Certain Legal Proceedings

No executive officer, member of the board of directors or control person of Descrypto nor OpenLocker has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information with respect to the compensation awarded or paid to our named executive officers of Descrypto during the fiscal years ended July 31, 2021 and 2020 (collectively, the “named executive officers”) for all services rendered in all capacities to us in fiscal 2021 and 2020 respectively.

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Howard Gostfrand (1),	7/31/2021	$0	$0	$0	$0	$0	$0
Chief Executive Officer and Principal Financial Officer
Laura Anthony (2), President, Chairperson and Secretary	7/31/2021	$0	$0	$0	$0	$0	$0

Name and Principal Position	Fiscal Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Howard Gostfrand (1),	7/31/2020	$0	$0	$0	$0	$0	$0
Chief Executive Officer and Principal Financial Officer
Laura Anthony (2), President, Chairperson and Secretary	7/31/2020	$0	$0	$0	$0	$0	$0

The following table sets forth information with respect to the compensation awarded or paid to our named executive officers of OpenLocker during the fiscal year ended December 31, 2021 (collectively, also the “named executive officers”) for all services rendered in all capacities to us in fiscal 2021.

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Brian Klatsky (3), Founder & President	12/31/2021	$0	$0	$0	$0	$0	$0

Lauren Klatsky (5),	12/31/2021	$0	$0	$0	$0	$0	$0
Chief Operating Officer

(1) Mr. Gostfrand was appointed Chief Executive Officer and Principal Financial Officer, and as a Director of Descrypto, on or around November 18, 2021, to serve in such positions until his death, resignation or removal from office.

(2) Ms. Anthony was appointed President and Secretary, and as a Director of Descrypto, on or around November 18, 2021, and was appointed as a director to fill the newly created vacancies, to serve in such positions until her death, resignation or removal from office.

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(3) Mr. Klatsky was appointed President of OpenLocker on or around August 25, 2021, and was appointed as a director of Descrypto, on May 31, 2022 to serve in such positions until his death, resignation or removal from office.

Director Compensation

The Company’s directors are not compensated for their services as directors of the Company.

Employment Agreements

None.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2021, there were no outstanding options, warrants or equity awards.

Compensation Plans

At Closing, the Company reserved 750,000 shares of Company common stock for issuance to OpenLocker employees as options, restricted stock or similar incentive compensation, as to be determined by the Board.

Executive Compensation Philosophy

Our Board determines the compensation given to our executive officers in its sole determination. Our Board reserves the right to pay our executives or any future executives a salary, and/or issue them shares of stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, the Board reserves the right to grant performance base stock options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue and profits we are able to generate each month, both of which are a direct result of the actions and ability of such executives.

Long-Term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board, which we do not currently have any immediate plans to award.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

None.

LEGAL PROCEEDINGS

From time to time, we are involved in various claims and legal actions arising in the ordinary course of business. To the knowledge of our management, there are no legal proceedings currently pending against us which we believe would have a material effect on our business, financial position or results of operations and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock currently trades on the Pink Tier of OTC Market Group LLC’s Marketplace under the symbol “DSRO”.

The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. The trading of securities on the OTC Pink is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock.

On May 31, 2022, the closing price of our common stock was $0.65. As of May 31, 2022, we had 38,320,006 shares of common stock, par value $0.0001 per share, issued and outstanding.

Holders

As of May 31, 2022, there were approximately 497 holders of record of our common stock.

Dividends

The Company has not paid any dividends on its common stock to date. The existing covenants under certain of our credit facilities also place limits on our ability to issue dividends and repurchase stock.

It is the present intention of the Company to retain any earnings for use in its business operations and, accordingly, the Company does not anticipate the board of directors declaring any dividends in the foreseeable future on our common stock. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not anticipate paying dividends, and if we are not successful in establishing an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we may not pay dividends in the foreseeable future, we may have trouble raising additional funds which could affect our ability to expand our business operations.

Recent Sales of Unregistered Securities

See disclosure under Item 3.02 below.

Equity Compensation Plans

At Closing, the Company reserved 750,000 shares of Company common stock for issuance to OpenLocker employees as options, restricted stock or similar incentive compensation, as to be determined by the Board.

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Transfer Agent and Registrar

The Company’s transfer agent is Colonial Stock Transfer Company, Inc. and is located at 66 Exchange Place, 1st Floor, Salt Lake City, UT 84111.

DESCRIPTION OF SECURITIES

General

Descrypto’s authorized capital stock consists of 10,000,000,000 shares of common stock, $0.0001 par value per share, and 50,000,000 authorized shares of preferred stock, $0.0001 par value per share. As of the date of this Current Report on Form 8-K, there were 38,320,006 shares of common stock, par value $0.0001, issued and outstanding and 35,200 shares of Series A Preferred Stock issued and outstanding.

Common Stock

Voting

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Our common stock does not have cumulative voting rights. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Certificate of Incorporation. Although there are no provisions in our Certificate of Incorporation or Bylaws that may delay, defer or prevent a change in control, our board of directors (the “Board”) is authorized, without stockholder approval, to issue shares of Preferred Stock that may contain rights or restrictions that could have this effect. Holders of common stock are entitled to share in all dividends that the Board, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights and no conversion rights, and there are no redemption provisions applicable to our common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our board of directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our board of directors may deem relevant.

Preferred Stock

Descrypto’s Board of Directors is authorized to establish, from the authorized shares of preferred stock, one or more classes or series of shares, to designate each such class and series, and fix the rights and preferences of each such class of preferred stock, which shall have voting powers, preferences, participating, optional or other special rights, qualifications and limitations or restrictions as adopted by the Board of Directors prior to the issuance of any such preferred shares.

On January 10, 2022, the Company filed a Certificate of Designations of Preferences and Rights of Series A Preferred Stock with the Delaware Secretary of State, authorizing 200,000 shares of Series A preferred stock (the “Series A Preferred”). Each share of Series A Preferred is convertible into 1,000 shares of common stock, at the election of the holder, at any time. On any matter submitted to the holders of common stock for a vote or on which the holders of common stock have a right to vote, each share of Series A Preferred will have a number of votes equal to the number of shares of common stock into which the Series A Preferred is convertible. The Series A Preferred will vote together with the common stock as one class. The Series A Preferred will participate in any dividends, distributions or payments to the holders of the common stock on an as-converted basis. Series A Preferred is not entitled to receive any preferential distribution of the Company’s assets or surplus funds upon a liquidation, merger or similar event but shall participate with the common stock in any such distributions on an as-converted basis but without any conversion being required in connection therewith and regardless of whether there are a sufficient number of authorized but unissued shares of Common Stock to permit full conversion of all shares of Series A Preferred Stock.

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Voting

Pursuant to Section 4 (Voting Power) of the Certificate of Designations of Series A Preferred Stock, each share of Series A Preferred Stock shall have a number of votes equal to the number of conversion shares (1,000) into which the Series A Preferred Stock is convertible as of the record date for stockholders entitled to vote thereon, but without conversion being required in connection therewith.

Dividends

The Series A Preferred Stock shall participate in any dividends, distributions and payments to the holders of the common stock on an as-converted basis, but without any conversion being required in connection therewith and regardless of whether there are a sufficient number of authorized but unissued shares of common stock to permit full conversion of all shares of Series A Preferred Stock.

Liquidation

In the event of any liquidation, dissolution or winding up of the Corporation, the Series A Preferred Stock shall not be entitled to receive any preferential distribution of any of the assets or surplus funds of the Company, but shall participate with the common stock in any such distributions pursuant to the provisions of the previous section (Dividends), but without any conversion being required therewith and regardless of whether there are a sufficient number of authorized but unissued shares of common stock to permit full conversion of all shares of Series A Preferred Stock.

Election of Directors

The holders of shares of Series A Preferred Stock and common stock, collectively, vote for the members of the Board, provided that the directors of the Board may name persons to fill any vacancies on the Board, and may expand the Board and name persons to fill such newly created vacancies.

Anti-Takeover Effects of Provisions of the Delaware General Corporation Law and our Certificate of Incorporation and Bylaws

Provisions of the Delaware General Corporation Law (DGCL) and our Certificate of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for three years following the date the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner.

Section 203 of the DGCL generally defines a “business combination” to include, among other things, any merger or consolidation involving us and the interested stockholder and the sale of more than 10% of our assets.

In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our voting stock or any entity or person associated or affiliated with or controlling or controlled by such entity or person.

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Exclusive Forum Provision

Our Bylaws provide that, unless the Company consents in writing, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) an action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located with the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. We believe this provision benefits us by providing increased consistency in the application of Delaware law by chancellors particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act, the Securities Act, or any claim for which the federal courts have exclusive or concurrent jurisdiction. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act, the Securities Act, or any claim for which the federal courts have exclusive or concurrent jurisdiction.

Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our Bylaws. This choice of forum provision may limit or make more costly a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our Bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

The exclusive forum provision contained in the Company’s Bylaws may have the effect of discouraging lawsuits against our directors, officers, other employees or stockholders.

Amendments to Our Certificate of Incorporation

Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon, and in certain cases a majority of the outstanding stock of each class entitled to vote thereon, is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

●	increase or decrease the aggregate number of authorized shares of such class;
●	increase or decrease the par value of the shares of such class; or
●	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Vacancies in the Board of Directors

Our Bylaws provide that, subject to limitations, any vacancy occurring in our board of directors for any reason may be filled by a majority of the remaining members of our board of directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term and until his successor shall be duly chosen.

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Special Meetings of Stockholders

Under our Bylaws, a special meeting of stockholders (other than a special meeting for the election of directors), unless otherwise prescribed by statute, may only be called by the board and may be called at any time by the board. At any special meeting, only such business may be transacted as is related to the purpose(s) of such meeting set forth in the notice thereof given pursuant to the terms of the Bylaws or in any waiver of notice thereof, each pursuant to the terms of the Bylaws. Under the DGCL, written notice of any special meeting must be given not less than 10 nor more than 60 days before the date of the special meeting to each stockholder entitled to vote at such meeting.

No Cumulative Voting

The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

Limitations on Directors’ Liability; Indemnification of Directors and Officers

Our Certificate of Incorporation and Bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by law. In addition, as permitted by Delaware law, our Certificate of Incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of certain fiduciary duties as a director, except that a director will be personally liable for:

●	any breach of his or her duty of loyalty to us or our stockholders;
●	acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;
●	the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or
●	any transaction from which the director derived an improper personal benefit.

This provision does not affect a director’s liability under the federal securities laws.

Our Bylaws provide that we shall indemnify our directors, officers, employees and agents to the fullest extent permitted by the DGCL. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we understand that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The DGCL and our Certificate of Incorporation and Bylaws provide for indemnification of our directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the registrant and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

Our Certificate of Incorporation provides that no director shall be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except that the limitation shall not eliminate or limit liability to the extent that the elimination or limitation of such liability is not permitted by the DGCL as the same exists or may hereafter be amended.

Our Bylaws further provide for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary. A principal effect of these provisions is to limit or eliminate the potential liability of our directors for monetary damages arising from breaches of their duty of care, subject to certain exceptions. These provisions may also shield directors from liability under federal and state securities laws.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 3.02 Unregistered Sales of Equity Securities.

The company incorporates the disclosure in Item 2.01 herein.

The securities issuances described herein were exempt from registration under the Securities Act in reliance on the exemptions provided by Regulation D and Section 4(a)(2), as applicable under the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Pursuant to Section 2.03 of the Share Exchange Agreement, the Company’s Board of Directors appointed Brian Klatsky as a director on the Company’s Board of Directors on May 31st, 2022, effective on the same date.

Item 8.01 Other Events

On June 6, 2022 the Company issued a press release announcing the closing under the Share Exchange Agreement. A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01 Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of OpenLocker from August 25, 2021 through December 31, 2021 are attached to this Current Report on Form 8-K as Exhibit 99.1 and are incorporated by reference herein. The unaudited financial statements of OpenLocker for the period ended March 31, 2022 are attached to this Current Report on Form 8-K as Exhibit 99.2 and are incorporated by reference herein.

(b) Pro Forma Financials.

The unaudited pro forma condensed combined financial statements are attached to this Current Report on Form 8-K as Exhibit 99.3 and incorporated by reference herein.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Share Exchange Agreement dated May 23, 2022 by and between the Company, OpenLocker Inc., all of the stockholders of OpenLocker Inc., and Brian Klatsky (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2022).
21.1*	Subsidiaries of the Registrant.
23.1*	Consent of independent auditors.
99.1*	OpenLocker Inc. Audited Financial Statements from August 25, 2021 through the period ended December 31, 2021.
99.2*	OpenLocker, Inc. Unaudited Financial Statements for the period ended March 31, 2022
99.3*	Pro Forma Condensed Combined Financial Statements.
99.4*	Press Release dated June 6, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Descrypto Holdings, Inc.

Date: June 6, 2022	/s/ Howard Gostfrand
Howard Gostfrand
Chief Executive Officer Principal Financial Officer

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